AMENDED AND RESTATED SENIOR LENDING AGREEMENT

DATED AS OF MAY 31, 2007

This Amended and Restated Senior Lending Agreement (“Agreement”) is made as of this 31st day of May, 2007 (the “Effective Date”) by and between Pioneer Financial Services, Inc., a Missouri corporation (hereinafter referred to as “Pioneer”), Pioneer Services Lending, Inc., a Nevada corporation (“Services”), Pioneer Military Lending, Inc., a Washington corporation (“Military”), Pioneer Military Lending of Nevada, Inc., a Nevada corporation (“Nevada”), Pioneer Military Lending of Georgia, Inc., a Georgia corporation (“Georgia”), Military Acceptance Corporation of Nevada, a Nevada corporation (“MACN”), Military Acceptance Corporation, Inc., a Nevada corporation (“Acceptance”) and Pioneer Funding, Inc., a Nevada corporation (Funding”), all of Pioneer, Services, Military, Nevada Georgia, MACN, Acceptance and funding being hereinafter referred to collectively as the “Borrowers” and individually as a “Borrower”. UMB Bank, N.A., a national banking association (hereinafter referred to as “UMB”), Arvest Bank, an Oklahoma banking corporation (hereinafter referred to as “Arvest”), Commerce Bank, N.A., a national banking association (hereinafter “Commerce”), First Bank, a Missouri banking corporation (hereinafter referred to as “FBM”), First National Bank of Kansas, a national banking association (hereinafter referred to as “FNBK”), Texas Capital Bank, N.A., a national banking association (“Texas”), Bank of Oklahoma, N.A., a national banking association (hereinafter referred to as “BOK”), LaSalle Bank National Association, a national banking association (hereinafter referred to as “LaSalle”), JPMorgan Chase Bank, N.A., a national banking association (hereinafter referred to as “JPM”) and Southwest Bank of St. Louis, a Missouri banking association (hereinafter referred to as “Southwest”), all of UMB, Arvest,

Commerce, FBM, FNBK, BOK, LaSalle, Texas, JPM and Southwest being hereinafter referred to collectively as the “Banks”.

WHEREAS, Pioneer and certain of the Banks entered into a Senior Lending Agreement originally dated as of June 9, 1993, as amended and restated as of March 1, 1996, and as further amended as of January 26, 1998 and March 31, 2000 and as further amended and restated as of October 1, 2003, with three (3) amendments to add Banks executed thereafter (hereinafter referred to as the “Senior Lending Agreement”); and

WHEREAS, all of the issued and outstanding capital stock of Pioneer Financial Industries, Inc. (“PFI”), the parent of Pioneer, is being acquired by MidCountry Financial Corp., a Georgia corporation (“MCFC”) and in that connection, some subsidiaries of Pioneer existing prior to such acquisition have been or may be restructured, merged or dissolved and some new subsidiaries will be created; and

WHEREAS, Pioneer and each of the Banks desire to further amend and restate such Senior Lending Agreement and to add certain subsidiaries as parties hereto by the execution and delivery of this Agreement; and

WHEREAS, Pioneer is willing to confirm that all notes, documents evidencing or confirming the grant of liens and security interests and all other related documents executed pursuant to the Senior Lending Agreement as so amended through October 1, 2003, except as otherwise expressly amended by this Agreement, shall remain in full force and effect; and

WHEREAS, Pioneer and the other Borrowers and the Banks desire that all existing and future extensions of credit by any of the Banks to the Borrowers be subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

I.      DEFINITIONS

When used in this Agreement, the following words, terms or names shall have the meanings set forth in this section:

1.            “Agent Bank” shall mean UMB Bank, N.A., Kansas City, Missouri, unless changed pursuant to the terms hereof.

2.	“Amortizing Note” shall mean any note in the form of Exhibit B attached hereto.
3.	“Arvest” shall mean Arvest Bank, Oklahoma City, Oklahoma.

4.             “Assignment of Note Payments and Security Agreement” shall be the document in the form attached hereto as Exhibit J.

5.             “JPM” shall mean JPMorgan Chase Bank, N.A., Oklahoma City, Oklahoma (formerly Bank One, NA).

6.             “Banks” shall mean UMB, Arvest, FBM, BOK, Commerce, FNBK, LaSalle, JPM, Texas and Southwest, and “Bank” may refer to any of the foregoing.

7.	“BOK” shall mean Bank of Oklahoma, N.A., Oklahoma City, Oklahoma.
8.	“Business Day” means any day on which the Agent Bank is open for business.

9.            “Change of Control” shall mean any date after which Thomas H. Holcom, Jr. does not serve (for any reason other than his death or disability) as Chief Executive Officer, President, Chairman of the Board, or a similar position that constitutes the highest ranking officer position of Pioneer or any successor thereto or MCFC does not own directly or indirectly all of the issued and outstanding capital stock of Pioneer.

10.	“Commerce” shall mean Commerce Bank, N.A., Kansas City, Missouri.

11.         “Compliance Certificate” shall mean each certificate executed by Pioneer in the form of Exhibit G attached hereto.

12.         “Consolidated” shall, with respect to financial terms and financial statements, have the meaning as used in generally accepted accounting principles in the United States of America in effect from time to time, consistently applied.

13.         “Credit Facility Letter” shall mean each letter submitted to the Borrowers by any of the Banks in the form of Exhibit F attached hereto.

14.	“Event of Default” shall mean any of the following:

(a)          The Borrowers fail to make any payment of Senior Debt when due after written demand therefor following the expiration of the notification period set forth in Section X.2(a).

(b)          Pioneer fails or refuses, in the event of the declaration by any Bank of nonperformance of the Borrowers due to the occurrence of a Performance Event, to deliver to the Agent Bank as required by the terms of Section V.3 hereof within three (3) Business Days of receipt of a notice declaring nonperformance, all stock certificates evidencing all shares of the issued and outstanding capital stock of each of its Subsidiaries listed on Exhibit D attached hereto with stock powers attached thereto endorsed in blank;

(c)          Any material representation or warranty made by each Borrower in Section II of this Agreement being untrue in any material respect now or at any time hereafter; or any material schedule, statement, report, notice, information or writing furnished by any Borrower to the Banks being untrue or misleading in any material respect as of the date the facts set forth therein are stated or certified;

(d)          A material breach by any Borrower of any covenant, obligation or requirement contained in Section VIII of this Agreement, except Paragraphs 4, 5, 6, 7 and 12 of Section VIII or any covenant, obligation or requirement contained in Section IX of this Agreement and failure of the Borrowers after receipt from the Banks of written notice pursuant to Section X.2(a) hereof specifying the same, to perform any such covenant, obligation or requirement;

(e)          Any failure to make payment when due, or other default or justifiable demand by a creditor other than any of the Banks for accelerated payment by any Borrower under the terms of any debenture, contract or agreement for borrowed money in any amount greater than One Million Dollars ($1,000,000) in the aggregate, if such payment is not made, such default is not cured or such demand is not rescinded within the latest of ten (10) Business Days of receipt of notice thereof by Pioneer or the expiration of any applicable cure or other grace period under the applicable debenture, contract or agreement;

(f)           Any Borrower shall admit in writing its inability to pay its debts as they mature; or any Borrower shall make a general assignment for the benefit of its creditors, or any Borrower consents to, applies for or acquiesces in the appointment of a trustee or receiver for it or for substantially all of its property; or any Borrower shall suffer proceedings under any law relating to bankruptcy, insolvency or reorganization or the release of debtors to be instituted by or against it, and if contested, not dismissed or stayed within ninety (90) calendar days; or any Borrower shall suffer any writ of attachment or execution or any similar process to be issued or levied against any material portion of its property which is not released, stayed, bonded or vacated within thirty (30) calendar days after its issue or levy;

(g)          One or more final judgments or judicial orders for the payment of money in excess of an aggregate of Five Hundred Thousand Dollars ($500,000) shall be rendered against any Borrower and said judgments or orders shall continue unsatisfied and be in effect for a period of thirty (30) consecutive calendar days unless adequate insurance coverage exists for any such judgments or orders, an appeal bond in the amount of any such judgments or orders has been issued, or any Borrower has adequately reserved cash or other liquid assets for the payment of any such judgments and orders;

(h)          The occurrence of any Change of Control of Pioneer subsequent to the execution of this Agreement unless such Change of Control is waived as an Event of Default by the Required Banks which have loans outstanding hereunder to the Borrowers at the time such Change of Control occurs; and

(i)           At least one (1) Borrower, for reasons other than complying with applicable regulatory requirements, does not continue to purchase small loans to military families from MidCountry Bank in the ordinary course of business without first obtaining the prior written consent of the Required Banks (which consent shall not be unreasonably withheld, delayed or conditioned), provided, however, that in the event that any Borrower is required due to regulatory requirements to cease purchasing loans originated by MidCountry Bank, the Borrowers shall still be permitted to originate loans directly from consumers or purchase loans from other businesses who originate them directly from consumers using their state licenses in the manner they currently do business without such action being deemed to be an Event of Default hereunder.

15.	“FBM” shall mean First Bank, Clayton, Missouri.
16.	“FNBK” shall mean the First National Bank of Kansas, Overland Park, Kansas.
17.	“LaSalle” shall mean LaSalle Bank National Association, Chicago, Illinois.
18.	“MCFC” shall mean MidCountry Financial Corp., a Georgia corporation.

19.         “Net Receivables” shall mean (i) all receivables due from customers of all Borrowers except Pioneer as a result of direct cash loans, purchased retail notes and real estate and home improvement loans less (ii) all deferred income.

20.         “Performance Event” shall mean the failure of the Borrowers to be in compliance with any of the covenants set forth in Paragraphs 4, 5, 6, 7 and 12 of Section VIII hereof, such compliance to be determined by the Banks as of the last Business Day of each March, June, September and December by reference to Compliance Certificates delivered to the Banks by the Borrowers pursuant to Section VIII.8 hereof.

21.         “Pioneer” shall mean Pioneer Financial Services, Inc., a Missouri corporation. Pioneer may also be described as a Borrower in this Agreement.

22.         “Pioneer’s Knowledge” or “Borrower’s Knowledge” and other words and phrases of like import shall mean the actual state of knowledge of the Designated Persons regarding the matters referred to, in each case without having conducted an independent inquiry into such matter and without any obligation to have done so. As used herein, the term “Designated Persons” shall refer to Thomas H. Holcom, Jr. and Randall J. Opliger, who are both authorized officers of Pioneer and other Borrowers. No Designated Person acting in good faith shall have any personal liability arising out of any representation or warranty made in or pursuant to this Agreement.

23.         “Quarterly Certificate” shall mean the certificate in the form attached hereto as Exhibit H.

24.         “Required Banks” means those Banks which at the time of any action to be taken are parties to this Agreement and which hold at least sixty-six and two-thirds percent (662/3%) of the outstanding principal amount of all Senior Debt of Pioneer except Senior Debt listed on Exhibit K.

25.         “Revolving Grid Note” shall mean any note in the form of Exhibit A attached hereto.

26.         “Security Agreement” shall be the document in the form attached hereto as Exhibit P.

27.         “Senior Debt” means any debt of any Borrower which is not Subordinated Debt and is owed to any Bank or other lender which is a party hereto at the time such debt is incurred and is evidenced by an Amortizing Note, a Revolving Grid Note, a Single Pay Term Note, or which is listed on Exhibit K attached hereto.

28.         “Single Pay Term Note” shall mean any note in the form of Exhibit C attached hereto.

29.	“Southwest” shall mean Southwest Bank of St. Louis, St. Louis, Missouri.

30.         “Subordinated Debt” shall mean any unsecured debt of any Borrower, payment of which is subordinated to payment of all Senior Debt and which is evidenced by a note or other instrument in a form approved by the Required Banks.

31.         “Subsidiary” shall mean each of the operating companies which are owned by Pioneer and which are listed on Exhibit D attached hereto and each operating company which

Pioneer owns at any time hereafter except Pioneer Military Insurance Company. Each Subsidiary may also be described as a Borrower in this Agreement.

32.         “Subsidiary Revolving Grid Note” shall mean all notes in the form of Exhibit E attached hereto.

33.         “Tangible Net Worth” shall mean the sum of (i) the book value of all common stock less the value of all intangible assets and goodwill plus related deferred income taxes, (ii) the liquidation value of all preferred stock, if any, (iii) the principal amount of all Subordinated Debt of every class, and (iv) the amount of all loan loss reserves and all dealer loss reserves, less (v) the aggregate amount of all notes payable to any Borrower except Pioneer which are delinquent by recency of payment of ninety (90) calendar days or more. For purposes of this Agreement, a payment on a note payable to any Borrower except Pioneer in an amount equal to at least ninety-five percent (95%) of the amount of the payment being made shall constitute full payment of such payment.

34.	“Texas” shall mean Texas Capital Bank, N.A., Dallas, Texas.

35.         “Total Indebtedness” shall mean the sum of (i) all Senior Debt and (ii) all Subordinated Debt of every class.

36.         “Total Required Capital” shall mean the sum of (i) the book value of all common stock less the value of all intangible assets and goodwill plus related deferred income taxes, (ii) the liquidation value of all preferred stock, if any, and (iii) the principal amount of all Subordinated Debt of every class less (iv) the book value of all treasury stock and (v) the outstanding principal amount of all notes payable to any Borrower except Pioneer which are delinquent by recency of payment by two hundred seventy (270) calendar days or more.

37.	“UMB” shall mean UMB Bank, N.A., Kansas City, Missouri.

II.      REPRESENTATIONS AND WARRANTIES

In order to induce the Banks to enter into this Agreement and receive requests for extensions of credit subject to this Agreement, each Borrower hereby represents, warrants and confirms to the Banks as follows:

1.            Corporate Existence and Authority. Each Borrower is duly incorporated and are in good standing under the laws of its respective state of incorporation; has all necessary permits, licenses and franchises to enable it to conduct its respective business; and is qualified to do business as a foreign corporation in every jurisdiction where the ownership of its respective property or the nature of its respective business requires qualification except where there would be no material adverse effect if any Borrower were not so qualified. Each Borrower is duly authorized by all required corporate action to execute and deliver this Agreement, to borrow monies from the Banks and to execute and deliver notes evidencing such borrowings in the form of Exhibits A, B and C hereto. The execution, delivery and performance of this Agreement and of any notes evidencing any borrowings from the Banks do not and will not conflict with (i) any provision of law or any order of any court or government agency applicable to any Borrower to the extent a conflict with any such law or order would have a material adverse effect on such Borrower’s ability to perform its obligations under this Agreement, (ii) the charter or bylaws of each Borrower or (iii) any material agreement binding upon it or upon its properties and do not or will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to its properties, except as contemplated by this Agreement.

2.            Performance of Other Agreements. No Borrower is a party to any indenture, agreement, lease or other instrument, nor is it subject to any charter or other corporate restriction which materially affects the operation of its business in any adverse manner, and to each Borrower’s knowledge it is not in default in the performance, observance or fulfillment of any material covenant or obligation contained in any indenture, agreement, lease or other instrument to which it is a party.

3.            Tax Liabilities. Other than tax liabilities, regardless of whether disputed, which have been adequately reserved for by the Borrowers, no tax liabilities have been asserted against any Borrower by the Internal Revenue Service or any other governmental body, nor does any Borrower believe that any tax liabilities will be asserted against it by the Internal Revenue Service or any other governmental body which, if adversely determined, would have a materially adverse effect on its condition, financial or otherwise.

4.            Litigation. Except as previously disclosed to the Banks, to each Borrower’s Knowledge there is no action, suit or proceeding (i) in any tribunal, whether at law or in equity, or (ii) by or before any governmental instrumentality or other agency, whether such action, suit or proceeding be pending or threatened against any Borrower or affecting any Borrower, or any of its assets or property which, if adversely determined, would have a materially adverse effect on its financial condition or would otherwise adversely affect its ability to perform its obligations under this Agreement.

5.            Liens and Encumbrances. None of the property of any Borrower is subject to any lien or encumbrance except in favor of the Banks or, in the case of its Subsidiaries, in favor of Pioneer as assigned to the Agent Bank for the benefit of all of the Banks, and except for current taxes not delinquent and involuntary liens, if any, on tangible personal property which have been adequately reserved for by the Borrowers.

6.            Records. The books and records of the Borrowers are located at Pioneer’s business offices, the current address of which is 4700 Belleview, Suite 300, Kansas City, Missouri 64112.

7.            Enforceable Agreement. This Agreement and all notes and other documents referred to herein, when executed and delivered to the Banks, will constitute the valid and legally binding obligations of each Borrower, enforceable against each Borrower in accordance with the respective terms thereof, subject, however, to the provisions of all laws governing bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by the unavailability of specific performance or other equitable remedies.

8.            Debt Ranking. Each Borrower’s obligations under this Agreement and under all notes executed by the Borrowers in favor of the Banks, whether now or hereafter existing, are superior in rank to all Subordinated Debt of any Borrower and to the rights pertaining to all capital stock of each Borrower.

9.            Regulation U. The execution and delivery of this Agreement and all borrowings which may occur in connection herewith will not create a violation of Regulation U of the Board of Governors of the Federal Reserve System.

10.          ERISA. To each Borrower’s knowledge, no prohibited transaction, accumulated funding deficiency or reportable event has occurred with respect to any plan to which it is a party and which is covered by Title IV of ERISA (the Employee Retirement Income Security Act of 1974, as amended). The present value of all benefits vested under all such plans maintained by the Borrowers did not, as of the last annual valuation date, exceed the value of the assets of all such plans allocable to such vested benefits. No Borrower participates in any multiemployer plans or, to the best knowledge of each Borrower, is subject to any delinquent liability under ERISA in respect to any multiemployer plan or any other plan.

III.      EXTENSIONS OF CREDIT

1.            Term. Upon the Effective Date, this Agreement shall amend, restate and replace the Amended and Restated Senior Lending Agreement among Pioneer and the Banks dated as of

March 1, 1996, as amended, restated, replaced and modified through October 1, 2003 (the “Prior Agreement”), and from and after the Effective Date all references in any other instruments, documents or agreements related to the Prior Agreement, the “Senior Lending Agreement” “thereunder,” “thereof” or words of like import referring to the Prior Agreement shall mean and be a reference to this Agreement. The term of this Agreement shall commence on the Effective Date, and shall terminate on October 1, 2008, unless otherwise extended as provided herein; provided, however, the terms and provisions of Articles I, II, V, VI, VII, VIII, IX, X, XII and XIV shall remain in full force and effect until all Senior Debt is paid in full. Unless any of the Banks gives written notice of its objection to the other Banks and to the Borrowers prior to June 30 of any calendar year, the term of this Agreement shall be automatically extended to October 1 of the year immediately succeeding the year this Agreement would otherwise terminate The Agent Bank shall upon request of any Bank, give annual written notices to such Bank at least twenty (20) days prior to June 30 of such Bank’s requirement to give written notice of its objection if it intends to object to the automatic extension. In the event of any such objection, the then-existing term of this Agreement shall terminate on the last day thereof unless reaffirmed in writing by all of the non-objecting Banks and all Senior Debt payable to the objecting Bank shall, subject to Section III 6 hereof, be payable by the Borrowers in accordance with the stated maturity in the note or notes evidencing such Senior Debt. Upon any such termination all Senior Debt shall be payable by the Borrowers in accordance with the maturity stated in the note or notes evidencing such Senior Debt. In the event all Senior Debt has not been paid in full prior to the termination of this Agreement, all terms and conditions hereof except Sections III and IV hereof shall remain in full force and effect until all Senior Debt is paid in full; provided, however, that after the termination date and through the date all Senior Debt is paid in full, any of the Banks may, in their sole discretion, extend unsecured Subordinated Debt and only unsecured Subordinated Debt to the Borrowers on such terms as any of the Banks may determine and, provided, further, that this sentence of this Section III shall also remain in full force and effect.

The Borrowers shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice to all of the Banks if all Senior Debt is paid in full at the same time on or within ten (10) days following the last day of such thirty (30) day notice period.

2.            Credit Facilities. From time to time during the term hereof, the Borrowers may submit to any of the Banks a request for extensions of credit to be evidenced by a Revolving Grid Note, an Amortizing Note, or a Single Pay Term Note. Such requests for credit may be made verbally or in writing. Upon receipt of any such request by any of the Banks, the Bank receiving such request shall, if it desires to submit verbally or in writing an offer to, extend credit to the Borrowers. None of the Banks have any commitment to extend any credit requested by Pioneer and any offer by any of the Banks to extend credit to the Borrowers pursuant to a request shall be in the sole discretion of the Banks. In the event any Bank to which a request for credit is made by the Borrowers fails to submit an offer to extend credit within five (5) Business Days following the request, the request shall be deemed to be denied. Upon acceptance by the Borrowers of any offer of an extension of credit, the extension of any such credit, and all terms thereof, shall become a part of and be subject in all respects to all terms and conditions of this Agreement. If requested by the Borrowers, the Banks agree to confirm in writing as of the date of each Quarterly Certificate, the amount and terms of all credit which is available to the Borrowers, subject to the absolute discretion of the Banks, pursuant to Credit Facility Letters which have been delivered to the Borrowers by the Banks.

The terms of this paragraph 2 of Section III of this Agreement shall not in any way limit the obligation of the Banks pursuant to paragraph 4 of Section X hereof to renew certain existing indebtedness of the Borrowers to the Banks in the event of failure to give the notice required by paragraph 1 of Section X hereof.

3.            Note Pricing. All Revolving Grid Notes shall bear interest per annum at the prime rate of interest as reported from time to time under Money Rates in the Wall Street Journal, adjusted daily; provided, however, the Borrowers shall have the right from time to time to increase such rate of interest in response to changing market conditions so long as the rate of interest on all existing Senior Debt which is payable to any Bank and which is evidenced by a Revolving Grid Note also is increased to this new rate.

All Amortizing Notes shall bear interest per annum at a rate, calculated by reference to data obtained from Bloomberg (or in the event Bloomberg is unavailable for any reason, an equivalent data service recommended by the Borrowers which is acceptable to the Required Banks), equal to the ninety (90) day moving average rate of Treasury Notes with maturities specified at the time of the extension of credit plus 270 basis points; provided, however, the Borrowers shall have the right from time to time to increase the number of basis points in response to changing market conditions so long as no increase in the number of basis points is agreed upon within thirty (30) days following an extension of credit pursuant hereto by any Bank which is evidenced by an Amortizing Note bearing an interest rate calculated using a lower number of basis points.

All Single Pay Term Notes shall bear interest per annum at such rate as may be agreed upon between the Borrowers and the Bank extending credit to be evidenced by a Single Pay Term Note.

4.            Credit Facility Letters. As of March 31 of each calendar year commencing on March 31, 2008, each Bank which is a party hereto shall, at the request of the Borrowers, deliver to the Borrowers a Credit Facility Letter therein indicating the maximum amount of each type of credit referred to therein which each Bank may be willing to extend to the Borrowers during the next twelve (12) calendar months. Delivery of a Credit Facility Letter to the Borrowers by any Bank shall not obligate or commit such Bank in any way to extend any credit referred to therein to the Borrowers.

5.            Notes and Other Documents to Continue. Notwithstanding the execution hereof, all notes and other documents executed pursuant or subject to the Prior Agreement which have not matured or terminated according to their respective terms on or prior to the Effective Date shall, except to the extent expressly amended by this Agreement, continue in full force and effect beyond the Effective Date and any extensions of the term hereof, if any, until their respective stated maturities.

6.            When a Bank states or indicates, in a Credit Facility Letter by declining a loan request from the Borrowers, or otherwise, that it will not make any future loans to the Borrowers under this Agreement (the “Withdrawing Bank”), the Borrowers, with the prior written consent of all Banks other than the Withdrawing Bank, such consent to not be unreasonably withheld, may thereafter pay, without any penalty or premium, all or any portion of the Senior Debt outstanding to the Withdrawing Bank, notwithstanding any requirement to the contrary contained in this Agreement, in any Revolving Grid Note, Amortizing Note or Single Pay Term Note, or in any other related instrument, document or agreement.

IV.      CONDITIONS TO EXTENSIONS OF CREDIT

No discretionary extension of credit to Pioneer pursuant to any Credit Facility Letter which has been accepted by the Borrowers shall be made by any Bank on or after the Effective

Date until all of the Banks have received, in the form hereof or attached hereto, all of the following except as otherwise provided:

(a)          An originally executed copy of this Agreement duly signed by authorized officers of each Borrower and authorized officers of the Banks, or a photocopy thereof certified by the Agent Bank to be a true and correct copy thereof. The Borrowers shall be required to deliver the documents described in this subparagraph (a) only once to each Bank;

(b)          A promissory note for each extension of credit in the form of Exhibit A, B or C attached hereto duly executed by an authorized officer of Pioneer, each such note to be delivered only to the Bank extending Senior Debt to be evidenced thereby;

(c)          An originally-executed Assignment of Note Payments and Security Agreement duly signed by an authorized officer of each Borrower, except Pioneer, each such Assignment of Note Payments and Security Agreement to be delivered only once by each such Borrower to the Agent;

(d)          An originally executed Security Agreement duly signed by an authorized officer of each Borrower except Pioneer, each such Security Agreement to be delivered only once to the Agent;

(e)          Confirmation from the Agent Bank that (i) a financing statement in the form of Exhibit N attached hereto has been filed with the Missouri Secretary of State naming Pioneer as the debtor, (ii) a financing statement in the form of Exhibit O naming each Borrower except Pioneer, as a debtor have been filed with the Secretary of State of their respective state of incorporation, and (iii) a financing statement in the form of

Exhibit OO naming each Borrower except Pioneer, as a debtor have been filed with the Secretary of State of their respective state of incorporation.

(f)           A duly certified resolution of the board of directors of each Borrower (which may be relied upon until delivery to all of the Banks of a subsequent resolution prospectively revoking the authority set forth in such earlier resolution, if any), authorizing the execution and delivery of this Agreement and all notes, security agreements and other documents to be executed pursuant hereto or in connection herewith, such resolutions designating the officers or employees of each Borrower, authorized to execute the same. Each Borrower shall be required to deliver the documents described in this subparagraph (f) only once to each Bank; and

(g)          A copy of the articles of incorporation and bylaws of each Borrower certified by its secretary and a Certificate of Good Standing and each Borrower issued not more than thirty (30) days prior to the date of this Agreement by the Secretary of State of the state of incorporation of each thereof. Each Borrower shall be required to deliver the documents described in this subparagraph (g) only once to each Bank.

(h)          A copy of all regulatory approvals which are required for the acquisition of all of the capital stock of PFI by MCFC and the origination of small loans to military families by MidCountry Bank which may be sold to any Borrower.

V.      NEGATIVE PLEDGE, COLLATERAL AND CONDITIONAL COLLATERAL

1.            Negative Pledge. Each Borrower agrees that, at all times while there is any Senior Debt payable to any of the Banks by the Borrowers, it will not pledge any of its assets to any person or entity other than the Banks except that any of the Borrowers which are Subsidiaries may pledge any of their assets to Pioneer.

2.            Collateral: Notes. Pioneer hereby grants to all of the Banks a security interest in all notes payable to Pioneer by any and all of its Subsidiaries now or at any time hereafter in the form of the Subsidiary Revolving Grid Note or otherwise and each of its Subsidiaries, now existing and hereafter acquired or created, except Pioneer Military Insurance Company, hereby grants to the Banks a security interest in all notes payable to such Subsidiaries by their customers and will execute a Security Agreement in the form of Exhibit P attached hereto.

Upon execution hereof, Pioneer will deliver to the Agent Bank possession of all existing notes payable by any and all of its Subsidiaries to it and within three (3) days after the future execution of any note payable by any Subsidiary to Pioneer it will deliver possession of the same to the Agent Bank. All notes payable to Pioneer by its Subsidiaries shall be endorsed in blank when delivered to the Agent Bank by Pioneer. The Banks agree that they will not, prior to the declaration of a default hereunder, demand payment, except as otherwise expressly provided in this Agreement, of any note in the possession of the Agent Bank which is payable to Pioneer by any of its Subsidiaries because any such note is payable on demand.

Pioneer also hereby assigns to all of the Banks, and grants to all of the Banks a security interest in all of its rights under that certain Assignment of Note Payments and Security Agreement in the form of Exhibit J attached hereto between Pioneer and each of its Subsidiaries, except Pioneer Military Insurance Company, dated the Effective Date, to directly receive from each of such Subsidiaries the proceeds of all note payments receivable by its Subsidiaries from their customers.

The Banks further agree to forbear exercise of the rights under each such Security Agreement and each such Assignment of Note Payments and Security Agreement unless and until the Borrowers receive notice from any Bank declaring any Borrower to be in default hereunder because of the occurrence of an Event of Default.

3.            Conditional Collateral: Stock. As of the time any Bank declares any Borrower to be (a) nonperforming under this Agreement because of the occurrence of a Performance Event or (b) in default because of the occurrence of an Event of Default, Pioneer hereby grants to the Banks a security interest in all shares of the capital stock, whether now or hereafter issued and outstanding, of each of its Subsidiaries listed on Exhibit D attached hereto and all other operating subsidiaries which may hereafter be acquired or come into existence and at that time, upon request of the Banks, Pioneer agrees to deliver, within three (3) Business Days of receipt of a notice declaring nonperformance, to the Agent Bank all stock certificates evidencing all such shares with stock powers attached endorsed in blank. Such security interest shall attach to said shares of stock upon delivery of certificates evidencing the same to the Agent Bank. The Banks agree to forbear exercising any rights or remedies which they may have in connection with their security interest in all such capital stock unless and until any Bank declares any Borrower to be in default hereunder because of the occurrence of an Event of Default.

4.            Collection of Collateral. In the event the Banks are entitled to collect payment of notes payable to any Borrower except Pioneer, the Banks agree that they will exercise good faith and commercially reasonable efforts to collect payment of such notes; provided, however, the Banks shall have no obligation to pursue collection of any note which is delinquent by recency of payment by two hundred seventy (270) calendar days or more.

5.            Release of Stock. If any audit of the Borrower’s financial statements, or other certification deemed acceptable by the Banks which is issued by independent certified public accounts, discloses that the Performance Event or Events which caused Pioneer to previously deliver to the Banks the stock described in Section V(3) hereof no longer exist as of the last day of the period covered by such audited financial statements nor at the time of delivery of such audited financial statements to the Banks, and the Borrowers certify in writing to the Banks that no Borrower is then in default under the terms of this Agreement and that no Performance Event has occurred and is then continuing, the Banks shall redeliver possession of such certificates evidencing such stock to Pioneer. In the event of any such redelivery, the Banks shall have the right to possession of such stock in accordance with the terms of this Agreement at any time and from time to time thereafter upon the future occurrence of any Performance Event or Event of Default.

VI.      PERFORMANCE EVENT

In the event of the occurrence of a Performance Event and any Bank, after satisfying all requirements stated in paragraph 2 of Section X of this Agreement with respect to all other Banks which are a party hereto, then exercises its right to declare the Borrowers to be nonperforming under the terms of this Agreement, each Borrower agrees that the Banks shall then and thereafter have the right to receive eighty percent (80%) of all funds received by or under the control of any Borrower which are proceeds of notes payable to any Borrower except Pioneer. Upon receipt of written notice from the Agent Bank, the Borrowers will immediately commence and continue depositing on the fifth (5th) Business Day of each month eighty percent (80%) of all funds received by or under the control of any Borrowers which are proceeds of notes payable by customers to any Borrower except Pioneer, to an account at the Agent Bank established ratably for the benefit of all Banks which are parties to this Agreement.

The ratable amount payable to each Bank from funds payable for the ratable benefit of all Banks in accordance with the provisions of the immediately preceding paragraph shall be calculated by multiplying the total amount payable for the benefit of all Banks by a fraction, the numerator of which shall equal the total outstanding principal indebtedness to such Bank, regardless of the stated maturity date or dates, evidenced by Secured Revolving Grid Notes, Secured Amortizing Notes and Secured Single Pay Term Notes and the denominator of which shall equal the total outstanding principal indebtedness to all Banks, regardless of the stated maturity date or dates, evidenced by Secured Revolving Grid Notes, Secured Amortizing Notes and Secured Single Pay Term Notes.

In the event MidCountry Bank commences performing, and during the period MidCountry Bank performs, loan maintenance and collection services for the Banks pursuant to Section 8(a) of the Loan Sale and Master Services Agreement in substantially the form of Exhibit L attached hereto, or any successor agreement thereto, and during any period when any person or entity other than MidCountry Bank or any Borrower performs loan maintenance and collection services for the Banks, the amount of eighty percent (80%) as set forth above in this Section VI shall be increased to one hundred percent (100%) and the fees set forth in such Section 8(a) shall apply.

VII.      AGENT BANK

1.            Agent. Upon execution of this Agreement, if not already established, the Agent Bank agrees to establish an account for the benefit of all of the Banks which are parties to this Agreement to be used for the deposit of funds for the benefit of all of the Banks pursuant to this paragraph of this Agreement.

(a)          If the Banks have the right to receive eighty percent (80%) of all funds received by or under control of any Borrowers pursuant to Section VI hereof, the Borrowers shall transfer on the fifth (5th) Business Day of each month eighty percent (80%) of all such proceeds to an account established at the Agent Bank for the benefit ratably of all of the Banks which are parties hereto.

(b)          If, because of the declaration of an Event of Default, the Banks are permitted to direct that all proceeds of all notes payable to any Borrower, except Pioneer, by their customers be paid to an account designated by and subject to the exclusive control of the Banks, the Agent Bank shall take possession of all such notes and collect all payments and take such other actions as the Banks may direct, all ratably for the pro rata benefit of the Banks.

2.            Required Banks Rule. The Agent Bank shall follow all written directions from the Required Banks with respect to collection and disposition of funds deposited in the account established by it for the benefit of the Banks and collection of collateral so long as such instructions are for the ratable benefit of all Banks. In the event the Required Banks do not approve any written instruction, the Agent Bank shall use its own discretion in the collection and disposition of funds deposited into such account and the collection of collateral. In all cases other than the collection and disposition of funds and collection of collateral covered by this paragraph 2 of Section VII and except as may otherwise be expressly provided in this Agreement, the Required Banks must approve all instructions to the Agent and, subject to Section XI 1 hereof, amendments to this Agreement.

3.            Change of Agent. The Agent Bank may be changed upon thirty (30) Business Days prior notice to the then Agent Bank at any time or from time to time upon the written agreement of the Required Banks at the time of any such designation.

4.            Indemnity. All of the Banks, on a pro rata basis to the extent of each of the Bank’s percentage interest in the total principal amount of all Senior Debt except Senior Debt listed on Exhibit K and except Senior Debt payable to Pioneer Financial Industries, Inc., shall indemnify the Agent Bank and hold it harmless from all loss, cost, damage and expense whatsoever in connection with its performance as the agent of the Banks hereunder except in the event of the Agent Bank’s gross negligence or its willful misconduct.

5.            Agent Bank Fee. On the date hereof and on each anniversary hereof thereafter, the Borrowers shall pay to the Agent Bank an Agent Bank Fee in the amount of Seventeen Thousand Five Hundred and 00/100 Dollars ($17,500.00).

VIII.      COVENANTS OF THE BORROWERS

Each Borrower covenants and agrees from the date hereof and until payment in full of all indebtedness evidenced by any note in the form of Exhibits A, B or C attached hereto, that each Borrower, to the extent applicable, assumes the obligations set forth below:

1.            Mergers. No Borrower will, without the prior written consent of the Banks, be a party to any merger, consolidation or other combination of any kind with any other person or business entity nor will any Borrower, without the prior written consent of the Required Banks, acquire all or any significant portion of all of the assets of any other person or business entity nor will any Borrower, without the prior written consent of the Required Banks, dispose of all or any significant portion of its respective assets; provided, however, this provision shall not prohibit any Borrower from merging any one or all into one or more of others nor shall it prohibit any Borrower from selling to or acquiring from third parties substantial blocks of notes receivable in the ordinary course of the business of the Borrowers in a manner consistent with past practices; and, provided, further, that so long as Thomas H. Holcom, Jr. is the highest ranking officer in the surviving company of a merger, consolidation or other combination, Pioneer shall not be prohibited from effectuating any such merger, consolidation or other combination.

The acquisition by MCFC of all of the outstanding capital stock of PFI, any accompanying restructuring, merging or dissolution of existing Subsidiaries and creation of new subsidiaries and execution of that certain Loan Sale and Master Services Agreement, a copy of which is attached hereto as Exhibit L, and that certain Subordination Agreement, a copy of which is attached hereto as Exhibit M, shall not be a breach of this Section VIII.1. or any other section of this Agreement.

2.            Nonconforming Debt. No Borrower will incur, create or permit to exist any indebtedness except (a) Senior Debt, (b) those specific unsecured debt obligations listed in Exhibit K attached hereto, (c) Subordinated Debt and (d) trade payables and leases incurred in the ordinary course of business.

3.            Indebtedness of Subsidiaries. Pioneer will not allow any other Borrower to incur, create or permit to exist indebtedness to any person or entity other than Pioneer and the Banks except for trade payables and lease obligations for real estate, fixtures and equipment incurred in the ordinary course of each of such Borrower’s respective business; and provided further that the aggregate of all such indebtedness, excluding real property lease obligations, to persons and entities other than Pioneer for each branch office location of each other Borrower shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time.

4.            Senior Debt/Tangible Net Worth Ratio. The Borrowers will at no time permit their Senior Debt to exceed 4.75 times their Consolidated Tangible Net Worth.

5.            Total Required Capital. At all times the Borrowers will maintain Consolidated Total Required Capital of at least Sixty Million Dollars ($60,000,000) plus fifty percent (50%) of the cumulative positive net income earned by the Borrowers for each of their fiscal years ending subsequent to September 30, 2006. Any part of the fifty percent (50%) of positive net income not distributed by Pioneer as a dividend for any fiscal year within one hundred twenty (120) days after the last day of such fiscal year shall also be added to Consolidated Total Required Capital and may not at any time thereafter be distributed as a dividend or otherwise. No part of the

Consolidated Total Required Capital calculated as of May 31, 2007 of the Borrowers in excess of Sixty Million Dollars ($60,000,000) existing as of the date hereof may be distributed as a dividend.

6.            Senior Debt/Net Receivable Ratio. The Borrowers will at no time permit the ratio of Senior Debt to all Consolidated Net Receivables to exceed .80 to 1.

7.            Loan Loss Reserve. The Borrowers agree that they will maintain at all times a loan loss reserve in an amount which is equal to or greater than the loan loss reserve shown on their audited financial statements as of the end of their most recent fiscal year and at no time shall the loan loss reserve be less than three percent (3%) of the Consolidated Net Receivables.

8.            Quarterly Certificate/Compliance Certificate. The Borrowers agree to deliver to all of the Banks within thirty (30) calendar days after the close of each calendar quarter a completed Quarterly Certificate and a completed Compliance Certificate, such certificates being certified by an authorized officer of the Borrowers.

9.            Redemptions/Guarantees/Advances. Pioneer will not make any distribution of assets to its shareholder except payments of dividends declared in the ordinary course of business which do not create the occurrence of a Performance Event or an Event of Default hereunder nor will it purchase, redeem, retire or otherwise acquire any shares of its stock; no Borrower will make or guarantee any loan or advance to any person or entity except to another Borrower, and except to officers or employees of Borrowers in an amount not exceeding Fifty Thousand Dollars ($50,000) in the aggregate except for reasonable compensation for services performed or expenses incurred in the ordinary course of the Borrowers’ business.

10.          Compliance With Laws. Each Borrower will comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority which has jurisdiction over it if noncompliance with any such law, rule, regulation or order would have a material adverse affect on each Borrower’s ability to perform its obligations under this Agreement.

11.          Service Charges. The Borrowers will not make any payment to MCFC in any fiscal year for services performed or reasonable expenses incurred in an aggregate amount greater than Seven Hundred Thousand and 00/100 Dollars ($700,000.00) plus reimbursable expenses; provided, however, such amount may be increased on each anniversary of this Agreement by a percentage amount equal to the percentage increase in the Consumer Price Index published by the United States Bureau of Labor for the calendar year then most recently ended.

12.          Net Income. The Borrowers shall not have a negative consolidated net income for any fiscal year with such net income to be tested as of September 30 of each year for the twelve (12) month period then ended.

IX.      FINANCIAL INFORMATION

1.            Information. The Borrowers agree to provide to all of the Banks all of the following during the term of this Agreement:

(a)          Quarterly financial statements, in the form used by Pioneer under the Prior Agreement, within thirty (30) calendar days after the last Business Day of each calendar quarter. Said financial statements shall contain at a minimum a balance sheet, an income statement and a Quarterly Certificate. The quarterly financial statements referred to in this Section IX.1 are the financial statements which will be used to test the financial covenants in Section VIII hereof.

(b)          Audited financial statements, prepared in accordance with generally accepted accounting principles consistently applied, such statements to be prepared by an independent certified public accounting firm acceptable to the Required Banks, an annual management letter prepared by such independent certified public accounting firm, and a direct cash lending questionnaire in a form consistent with industry standards, all of which is to be delivered to the Banks within ninety (90) calendar days after the last business day of its fiscal year.

(c)          Projected financial statements for each fiscal year not later than thirty (30) calendar days following the first Business Day of each fiscal year.

(d)          Such other information as the Banks may reasonably request at any time and from time to time.

2.            Inspection Rights. Each Borrower further agrees to reasonably permit from time to time agents or representatives of each of the Banks to examine their books and records and to visit all business locations of each Borrower and discuss its respective business and financial affairs with any of its officers or employees; provided, however, that no Borrower shall be required to make available any information, the disclosure of which would otherwise cause it to be in violation of any law unless the Banks, or their agents or representatives, execute a confidentiality agreement in a form which would enable such Borrower to legally disclose any such information to the Banks.

X.       AGREEMENT AMONG BANKS

1.            Default Following Nonperformance. After any Borrower has been declared to be nonperforming because of the occurrence of a Performance Event, all of the Banks agree that no Bank which is a party hereto may declare any Borrower to be in default other than as the result of the occurrence of an Event of Default listed in paragraphs 15(a), 15(c), 15(e) or 15(g) of Section I hereof for at least one hundred twenty (120) Business Days unless the Required Banks waive such prior notice requirement.

2.	Declaration of Intentions

(a)          Prior to declaring any Borrower to be nonperforming or in default under the terms of this Agreement or otherwise demanding payment of any Senior Debt, any Bank which is a party hereto shall give the Borrowers and all of the Banks which have extended Senior Debt to the Borrowers, ten (10) Business Days prior written notice of its intent to declare nonperformance or the occurrence of an Event of Default or make demand for payment.

(b)          Any Bank giving notice to the Borrowers and the other Banks pursuant to paragraph 2(a) of this Section X shall grant to all of the other Banks which are a party to this Agreement the right to purchase, on a pro rata basis, all Senior Debt of the Bank intending to declare nonperformance or a default or demand payment, such right to purchase Senior Debt to be available during the period of ten (10) Business Days following receipt of such notice. In the event any Bank receiving such notice of intent to declare nonperformance or a default or a demand of payment elects not to purchase its pro rata share of the Senior Debt with respect to which payment is to be demanded, the remaining Bank or Banks holding Senior Debt shall succeed, on a pro rata basis between themselves, to the purchase rights of the Bank not desiring to purchase its pro rata portion of such Senior Debt. Any Bank purchasing any Senior Debt pursuant to this subparagraph shall be entitled to receive upon payment therefor in good funds all notes evidencing such purchased Senior Debt endorsed in blank and without recourse.

(c)          No Bank which is a party to this Agreement will, without the prior written consent of all of the Banks which are a party to this Agreement, seek collateral, other than as provided for herein, for all or any part of the Senior Debt nor will any Bank initiate any legal proceedings against any Borrower or affiliates without giving ten (10) Business Days prior written notice to all other Banks which are a party hereto. Any notice which may be given pursuant to this paragraph may be given concurrently with any other notice which may be given pursuant to this paragraph.

3.            All Credit to Conform. All of the Banks which are parties to this Agreement agree not to extend any credit to the Borrowers unless such credit is extended in conformity with and subject to the terms of this Agreement and, if prior to termination hereof, is evidenced by a note in the form of Exhibit A, B or C attached hereto.

4.            Renewal Obligation. All of the Banks agree that in the event they do not advise all of the other Banks and the Borrowers of their intent not to renew indebtedness of the Borrowers evidenced by any Single Pay Term Note at least ninety (90) Business Days prior to the maturity of any such note, the outstanding indebtedness evidenced by any such note will be renewed on substantially the same terms as the existing note except for the interest rate payable thereon which may be adjusted to a current rate unless all other Banks which are a party to this Agreement and the Borrowers waive in writing, on a case-by-case basis, such ninety (90) day prior notice requirement.

XI.      AMENDMENT AND ADDITION OF OTHER BANKS

1.            Amendment. Except as otherwise provided in Section XI.2 hereof no provision hereof may be amended or modified except pursuant to an agreement in writing entered into by the Borrowers and the Required Banks; provided, however, that no such agreement shall:

(a)          change any terms of any Note outstanding pursuant hereto on the date of such amendment;

(b)	change the definition of “Required Banks;”

(c)          release any collateral for payment of notes issued hereunder or change any provision of Section V hereof;

(d)	change any provision of Sections VIII.2, 3, 4, 5, 6, 7 and 12 hereof;
(e)	change any provision of Section I.15 hereof; or

(f)           change the definition of “Performance Event” or any provision of Section VI hereof,

without the prior written consent of all Banks; provided further, that no such amendment shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent.

2.            Addition of Other Banks. The Borrowers shall be entitled to request that other banks or financial institutions become parties to this Agreement but shall not incur Senior Debt with any other bank or financial institution unless such bank or financial institution has become a party hereto. Any bank or financial institution may become a party hereto upon the request of the Borrowers so long as all of the following conditions are met:

(a)          Such new bank or financial institution must agree to all terms and conditions of this Agreement by execution and delivery to the Borrowers of an Amendment to this Agreement in the form attached hereto as Exhibit I. In the event any new bank or financial institution desires to receive an opinion of counsel as of the effective date when such new bank or financial institution is made a party hereto, the expense of such opinion must be borne by the new bank or financial institution.

(b)          The Borrowers must execute any amendment which has been executed by a new bank or other financial institution and deliver an original copy of the same to each Bank which is already then a party to this Agreement. Unless at least two (2) Banks which are parties hereto object in a written notice delivered to Pioneer within ten (10) Business Days of the objecting Banks’ receipt of the proposed amendment, the proposed amendment will automatically become effective and the new bank or financial institution will become a party hereto on the eleventh (11th) Business Day following the latest date of delivery of the proposed amendment to any of the Banks already a party hereto. Within three (3) Business Days following the effective date of any proposed amendment, Pioneer agrees to send written notice of such effectiveness to all Banks which are then parties to this Agreement.

3.            Increase of Total Senior Debt. The aggregate maximum principal amount of Senior Debt set forth in Credit Facility Letters issued annually by all Banks pursuant to Section III.4 hereof may not be increased by more than ten percent (10%) in the year for which such Credit Facility Letters are issued without the prior written consent of the Required Banks. Approval of the addition of a new bank or financial institution by the Required Banks pursuant to Section XI.2 above shall constitute approval of an increase in the principal amount of Senior Debt set forth in the above described Credit Facility Letters by the amount of credit which such new bank or financial institution has indicated it may make available to the Borrowers and which has been disclosed to the Banks by the Borrowers.

XII.              ACCELERATION

In the event of the occurrence of any one or more Events of Default which are defined in paragraph 15 of Section I of this Agreement, and if any such Event of Default shall be continuing, any of the Banks may, after compliance with the provisions of paragraph 2 of Section X of this Agreement, declare the entire principal amount of all Senior Debt of the Borrowers owing to the declaring Bank, together with interest accrued thereon, to be immediately due and payable to the declaring Bank. Upon the declaration of any of the Banks of the occurrence of an Event of Default, after the declaring Bank has complied with the terms of paragraph 2 of Section X hereof, the Agent Bank shall (i) have the right, on behalf of all the Banks, to possession of all notes payable to all Borrowers except Pioneer by their respective customers and the right to direct that all proceeds of such notes be paid directly to an account designated by and subject to the exclusive control of the Banks at the Agent Bank and (ii) have access to and use of, all computer hardware and software and related records, instructions and manuals used by any Borrower in connection with the documenting, evidencing, listing, reporting and collecting of all notes receivable of customers of all Borrowers except Pioneer and an irrevocable Power of Attorney therefor is hereby granted to the Agent Bank. Upon the declaration of the occurrence of an Event of Default by any of the Banks, the declaring Bank may proceed to enforce payment of all indebtedness of the Borrowers to it under this Agreement or otherwise and it may exercise any and all rights and remedies afforded to it by the Uniform Commercial Code of Missouri, as now or hereafter in effect, or otherwise possessed by it. Any Bank declaring any Borrower to be in default hereunder because of the occurrence of an Event of Default shall, after compliance with the notice requirements of paragraph 2(a) of Section X of this Agreement, give written notice of such declaration of default to all other Banks which are parties hereto.

XIII.            OPINION OF COUNSEL

If requested by the Agent Bank, upon (i) any Change of Control at any time hereafter in the ownership of Pioneer; (ii) any material change in the ownership or structure of any other Borrower; (iii) any material change in the lending procedures set forth herein; or (iv) any material change in the Collateral for the Senior Debt, the Borrowers agree to furnish to each of the Banks an opinion of counsel to the Borrowers in such form as the Agent Bank may reasonably request.

XIV.            GENERAL

1.            Notices. All notices hereunder shall, unless otherwise specified herein, or unless any party hereto shall subsequently give written notice to the others specifying some other address, be deemed to be given when actually received, or if mailed, three (3) Business Days after being deposited postage prepaid in the United States mail, certified mail return receipt requested, addressed to the other parties hereto at their respective present mailing addresses which are:

First National Bank of Kansas 6201 College Boulevard Overland Park, Kansas 66211 Attention: Jesse West
LaSalle Bank National Association 135 South LaSalle Street, Room 362 Chicago, Illinois 60603 Attention: Susan Cassa
JPMorgan Chase Bank, N.A. OKI-1073 100 North Broadway P.O. Box 25848 Oklahoma City, Oklahoma 73125 Attention: Alison Taylor
Bank of Oklahoma, N.A. 201 Robert S. Kerr Oklahoma City, Oklahoma 73102 Attention: Laura Christofferson
First Bank 135 North Meramec, 1st Floor Clayton, Missouri 63105 Attention: Brenda J. Laux
Pioneer Financial Services, Inc. 4700 Belleview Kansas City, Missouri 64112 Attention: Thomas H. Holcom, Jr.

Southwest Bank of St. Louis 100 South 4th Street St. Louis, Missouri 63102 Attention: Robert W. Sellers
UMB Bank, N.A. 1010 Grand Boulevard Kansas City, Missouri 64106 Attention: Douglas F. Page
Commerce Bank, N.A. 1000 Walnut, 17th Floor Kansas City, Missouri 64106 Attention: David Emley
Texas Capital Bank, N.A. 2100 McKinney Avenue, Suite 900 Dallas, Texas 75201 Attention: W. Reed Allton
Arvest Bank P.O. Box 55500 Oklahoma City, Oklahoma 75155 Attention: Bradley Kreiger

A notice given pursuant to this Section XIV.1 to Pioneer shall be deemed to have been given to all Borrowers.

2.            No Waivers. No failure or delay by the Agent Bank or any of the other Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial modification or waiver of any provision of this Agreement or of any note to be executed pursuant hereto or in connection herewith or a single or partial exercise of any such right, power or privilege preclude any other or further exercise of such or of any other right, power of privilege.

3.            Offsets. Each Borrower specifically agrees that upon the declaration of an occurrence of an Event of Default, and if such Event of Default is continuing, the Banks shall be entitled to exercise any right of setoff or banker’s lien at any time, irrespective of the stated maturity of any note executed pursuant hereto or in connection herewith evidencing any indebtedness of the Borrowers to the Banks; provided, however, that all Banks exercising any right of setoff shall transfer all funds set off to the Agent Bank to be distributed ratably for the benefit of all of the Banks.

4.            Governing Law. This Agreement and all notes executed pursuant hereto or in connection herewith shall be deemed to be contracts made under and shall be construed in accordance with the laws of the state of Missouri.

5.            WAIVER OF JURY TRIAL. IN THE EVENT OF ANY DISPUTE BETWEEN ANY BORROWER AND ANY OF THE BANKS RELATED IN ANY WAY TO THIS AGREEMENT WHICH BECOMES THE SUBJECT OF ANY JUDICIAL PROCEEDING IN ANY COURT OF LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT WHICH IT MIGHT OTHERWISE HAVE TO A TRIAL BY JURY.

6.            Severability. In the event any one or more of the provisions of this Agreement or any note executed pursuant hereto or in connection herewith shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.            Expenses. Each Borrower agrees to pay all reasonable out-of-pocket expenses, including reasonable attorneys fees, incurred by the Banks in connection with the enforcement of the rights of the Banks under this Agreement or any of the notes executed pursuant hereto or in connection herewith and in connection with any amendment, extension or renewal of any thereof, or waivers thereunder.

8.            Counterparts. This Agreement, and any Amendment hereto, may be executed in two or more counterparts, each of which shall constitute an original, but when taken together, shall constitute but one agreement.

9.            Titles and Headings. All titles and headings which are used in this Agreement are used solely for the convenience of the parties hereto and are not part of the agreement of the parties.

10.          Conflicting Documents. In the event of any conflict between the terms of this Agreement and the terms of any note or other document executed pursuant hereto or in connection herewith, the terms of this Agreement shall control.

11.          Assignment. This Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Borrower may assign any rights or obligations hereunder without the prior written consent of the Required Banks; and provided further that each Borrower acknowledges and agrees that the Banks may, in their sole discretion and without notice to the Borrowers, grant one or more participation interests in any of the obligations of the Borrowers hereunder to any other lender.

12.          Continuing Documents. All provisions of all documents executed and delivered by any Borrower to or for the benefit of the Banks pursuant or subject to the Prior Agreement, except to the extent expressly modified by this Agreement, shall remain in full force and effect and enforceable in accordance with their respective terms and any reference in any such documents to the Prior Agreement shall be deemed to refer to this Agreement and each Borrower shall be deemed to have executed and delivered all such documents to or for the benefit of the Banks as if it had executed or reconfirmed the validity and enforceability thereof in writing and delivered all such documents as originals dated as of the date hereof pursuant to the terms of this Agreement.

13.          Statutory Statement, Disclosure Required by Mo. Rev. Stat. Section 432.047. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the Loan Agreement. To protect you, the Borrowers, and us, the Banks from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

14.          Facsimile Signatures. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

15.          U.S.A. Patriot Act Notice. The Banks hereby notify each Borrower that pursuant to the requirements of the U.S.A. Patriot Act (Title III of Pub. L 107-56 signed into law October 26, 2001 (the “Act”)), they are required to obtain, verify, and record information that identifies each Borrower which information includes the name and address of each Borrower and other information that will allow the Banks to identify each Borrower in accordance with the Act.

16.          Joint and Several Obligations. The obligations of each Borrower under this Agreement and the notes referred to herein are joint and several and absolute and unconditional.

17.          Pioneer as Agent. Each of the Subsidiaries listed on Exhibit D attached hereto hereby authorizes and directs Pioneer to act as its agent for all purposes under or in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

PIONEER FINANCIAL SERVICES, INC.		ARVEST BANK

By:	/s/ Thomas H. Holcom, Jr.	By:	/s/ Cynthia J. Nunley
	Name: Thomas H. Holcom, Jr.		Name: Cynthia J. Nunley
	Title: President		Title: Senior Vice President

FIRST NATIONAL BANK OF KANSAS		LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Jesse H. West	By:	/s/ Susan S. Cassa
	Name: Jesse H. West		Name: Susan S. Cassa
	Title: Sr. Vice President		Title: Senior Vice President

BANK OF OKLAHOMA, N.A.		JPMORGAN CHASE BANK, N.A.

By:	/s/ Laura Christofferson	By:	/s/ Alison E. Taylor
	Name: Laura Christofferson		Name: Alison E. Taylor
	Title: Senior Vice President		Title: Senior Vice President

FIRST BANK		SOUTHWEST BANK OF ST. LOUIS

By:	/s/ Brenda J. Laux	By:	/s/ Robert W. Sellers
	Name: Brenda J. Laux		Name: Robert W. Sellers
	Title: Executive Vice President		Title: Senior Vice President

UMB BANK, N.A.		COMMERCE BANK, N.A.

By:	/s/ Douglas F. Page	By:	/s/ R. David Emley, Jr.
	Name: Douglas F. Page		Name: R. David Emley, Jr.
	Title: Executive Vice President		Title: Vice President

PIONEER SERVICES LENDING, INC.		TEXAS CAPITAL BANK, N.A.

By:	/s/ Randy J. Opliger	By:	/s/ W. Reed Allton
	Name: Randy J. Opliger		Name: W. Reed Allton
	Title: Treasurer		Title: Executive Vice President

PIONEER MILITARY LENDING OF NEVADA, INC.		PIONEER MILITARY LENDING, INC.

By:	/s/ Randy J. Opliger	By:	/s/ Randy J. Opliger
	Name: Randy J. Opliger		Name: Randy J. Opliger
	Title: Treasurer		Title: Treasurer

MILITARY ACCEPTANCE CORPORATION OF NEVADA		PIONEER MILITARY LENDING OF GEORGIA, INC.

By:	/s/ Randy J. Opliger	By:	/s/ Randy J. Opliger
	Name: Randy J. Opliger		Name: Randy J. Opliger
	Title: Director		Title: Treasurer

PIONEER FUNDING, INC.		MILITARY ACCEPTANCE CORPORATION, INC.

By:	/s/ Randy J. Opliger	By:	/s/ Randy J. Opliger
	Name: Randy J. Opliger		Name: Randy J. Opliger
	Title: Treasurer		Title: Treasurer

EXHIBITS TO

AMENDED AND RESTATED SENIOR LENDING AGREEMENT

Dated as of the Effective Date

A	Revolving Grid Note
B	Amortizing Note
C	Single Pay Term Note
D	Subsidiaries
E	Subsidiary Revolving Grid Note
F	Credit Facility Letter
G	Compliance Certificate
H	Quarterly Certificate
I	Amendment to Agreement
J	Assignment of Note Payments and Security Agreement
K	Senior Debt
L	Loan Sale and Master Services Agreement
M	Subordination Agreement
N	UCC from Pioneer
O	UCCs from Subsidiaries
OO	UCCs from Subsidiaries
P	Security Agreement

EXHIBIT A

SECURED

REVOLVING GRID NOTE

PIONEER FINANCIAL SERVICES, INC.

$______________ and interest	________________, _______

On Demand, for value received, each of the undersigned jointly and severally, promise to pay to _____________________________ (hereinafter called “Bank”) or to its order at its main office, in twelve (12) equal monthly principal payments, the principal sum of the lesser of: (i) __________________________________ dollars; or (ii) the unpaid principal amount of all advances made by Bank; together with interest on all principal amounts outstanding hereunder from time to time, from date(s) of disbursement(s) until paid, at the rate of the Bank’s ____________________ per annum (365 day year), adjusted daily, with all accrued interest payable monthly in arrears on the 10th day of each month. The first installment of principal shall commence on the 10th day of the month following 30 days after demand is made on Maker.

“Collateral” as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due, instruments payable to and payment intangibles of such Subsidiaries from their customers and other assets which have been assigned to Maker by such Subsidiaries pursuant to an Assignment of Note Payments and Security Agreement dated ____________, 2007 or in which a security interest has been granted to UMB Bank, N.A., as agent, by such Subsidiaries pursuant to a Security Agreement dated ____________, 2007.

Each of the undersigned hereby grants to Bank a security interest in the Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

If any of said installments, or any part thereof, is not paid when due and remains unpaid after proper notice thereof is given by Bank to each of the undersigned, then the entire indebtedness then remaining unpaid shall, at the option of the holder hereof, and without notice of demand, become immediately due and payable, subject to the terms of the Senior Lending Agreement described below. Any amount not paid shall thereafter bear interest until paid at the rate hereinbefore specified, plus two percent per annum. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder. Any part of the outstanding principal balance hereof may be paid prior to Demand without penalty, and if less than the principal sum stated above is outstanding, the undersigned, may from time to time until Demand receive, but the Bank has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this note; and provided further, that each and every disbursement made under this Revolving Grid Note shall be at the Bank’s sole discretion. All advances made by Bank to the undersigned and all principal and interest payments thereon shall be recorded on the Schedule of Disbursements and Payments of Principal; provided, however, that the failure to make such notation shall not affect the obligation of each of the undersigned to repay the outstanding principal amount of, together with interest on, any advances made by the Bank to the undersigned pursuant to the Senior Lending Agreement described below; and Bank is hereby unilaterally authorized to make such notations thereon. The amounts recorded shall be presumptive evidence of the outstanding principal balance of this Revolving Grid Note.

This Note is the “Note” referred to in the “Credit Facility Letter” dated ________________, _________, and is one of the Revolving Grid Notes referred to in the Amended and Restated Senior Lending Agreement dated as of ____________, 2007, among each of the undersigned, the Bank, and certain other financial institutions.

PIONEER FINANCIAL SERVICES, INC.

a Missouri Corporation (Maker)

By:_____________________________________

4700 Belleview, Suite 300

Kansas City, MO 64112

Tax Identification No. 44-0607504

Note No. ________

PIONEER SERVICES LENDING, INC. a Nevada Corporation (Subsidiary)	PIONEER MILITARY LENDING, INC. a Washington Corporation (Subsidiary)
By:	By:

PIONEER MILITARY LENDING OF NEVADA, INC. a Nevada Corporation (Subsidiary)	PIONEER MILITARY LENDING OF GEORGIA, INC. a Georgia Corporation (Subsidiary)
By:	By:

MILITARY ACCEPTANCE CORPORATION OF NEVADA a Nevada Corporation (Subsidiary)	MILITARY ACCEPTANCE CORPORATION, INC. a Nevada Corporation (Subsidiary)
By:	By:

PIONEER FUNDING, INC. a Nevada Corporation
By:

PIONEER FINANCIAL SERVICES, INC.

a Missouri corporation

and certain subsidiaries

DATE	DATE INTEREST PAID TO	INTEREST RATE	INTEREST PAID	AMOUNT OF PRINCIPAL DISBURSEMENT	AMOUNT OF PRINCIPAL PAYMENT	UNPAID PRINCIPAL BALANCE	DISBURSEMENT APPROVED BY

EXHIBIT B

SECURED AMORTIZING NOTE

PIONEER FINANCIAL SERVICES, INC.

AND CERTAIN SUBSIDIARIES

SENIOR NOTE

$ __________________________ and interest	___________________, __________

FOR VALUE RECEIVED, each of the undersigned, jointly and severally, promise to pay ________________ (Bank) at its main office, or to its order, the principal sum of __________________________________ Dollars, together with interest on the unpaid principal balance from the date of this note until paid, at the rate of _____ percent per annum. This note shall be payable as follows: (i) For the period commencing with the date of this note and extending to __________, accrued interest only (360 day year) is payable monthly at the above rate, on the 10th day of each month, and (ii) for the period commencing ______________, principal and interest (360 day year) shall be payable, in _________ consecutive monthly installments of _____________________ Dollars ($___________) each, the first to become due on ___________ and on the 10th day of each month thereafter until the indebtedness evidenced by this note is fully paid; provided, however, the final maturity date of this note shall be ______________. Any amount not paid when due shall thereafter bear interest until paid at the rate herein before specified, plus two percent per annum. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder.

“Collateral” as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due, instruments payable to and payment intangibles of such Subsidiaries from their customers and other assets which have been assigned to Maker by such Subsidiaries pursuant to an Assignment of Note Payments and Security Agreement dated ____________, 2007 or in which a security interest has been granted to UMB Bank, N.A., as agent, by such Subsidiaries pursuant to a Security Agreement dated ____________, 2007.

Each of the undersigned hereby grants to Bank a security interest in the Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

The undersigned will not prepay more than two scheduled payments of the principal amount of this note, unless the Net Receivables owned by the Maker at the end of any month are less than 70 percent of the greatest amount of net consolidated Net Receivables outstanding at any quarter end during the term of this note, except as otherwise provided under the provisions of paragraphs 1 and 6 of Section III of the Amended and Restated Senior Lending Agreement dated as of ____________, 2007.

This Note is the “Note” referred to in the “Credit Facility Letter” dated __________, _______, and is one of the Amortizing Notes referred to in the Amended and Restated Senior Lending Agreement dated as of ____________, 2007, among each of the undersigned , the Bank, and certain other financial institutions.

PIONEER FINANCIAL SERVICES, INC.

a Missouri Corporation (Maker)

By:_____________________________________

4700 Belleview, Suite 300

Kansas City, MO 64112

Tax Identification No. 44-0607504

Note No. ________

B-1

PIONEER SERVICES LENDING, INC. a Nevada Corporation (Subsidiary)	PIONEER MILITARY LENDING, INC. a Washington Corporation (Subsidiary)
By:	By:

PIONEER MILITARY LENDING OF NEVADA, INC. a Nevada Corporation (Subsidiary)	PIONEER MILITARY LENDING OF GEORGIA, INC. a Georgia Corporation (Subsidiary)
By:	By:

MILITARY ACCEPTANCE CORPORATION OF NEVADA a Nevada Corporation (Subsidiary)	MILITARY ACCEPTANCE CORPORATION, INC. a Nevada Corporation (Subsidiary)
By:	By:

PIONEER FUNDING, INC. a Nevada Corporation
By:

B-2

EXHIBIT C

SECURED SINGLE PAY TERM NOTE

PIONEER FINANCIAL SERVICES, INC.

$ __________________________ and interest	___________________, __________

FOR VALUE RECEIVED, each of the undersigned, promise to pay to ____________________________ (herein the “Bank”), or order, on the Single Pay Term Note Expiry Date shown in the Credit Facility Letter described below, the principal amount of ___________________________________________($________________) or such lesser aggregate amount of advances as have been made by Bank pursuant to the Credit Facility Letter described below and which remain outstanding, which amount shall be due and payable in lawful money of the United States of America in immediately available funds. Maker further promises to pay interest and principal when due, to the Bank at the Bank’s office located at _______________________ or such other office of the Bank as the Bank may direct in writing.

Each of the undersigned further promise to pay interest on the unpaid principal balance from the date hereof until paid in full at the rates and at the times as follows:

An advance will bear interest __________________________, as determined by the Bank (on the basis of a 365 day year), in its sole discretion for fixed periods selected by the Maker (but not to exceed the Expiry Date). Interest is payable monthly in arrears on the tenth day of each month, or on the date of any payment or part payment of any advance. Any amount which is not paid when due hereunder shall bear interest until paid in full at the Bank’s prime rate of interest plus two percent per annum.

“Collateral” as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due, instruments payable to and payment intangibles of such Subsidiaries from their customers and other assets which have been assigned to Maker by such Subsidiaries pursuant to an Assignment of Note Payments and Security Agreement dated ____________, 2007 or in which a security interest has been granted to UMB Bank, N.A., as agent, by such Subsidiaries pursuant to a Security Agreement dated ____________, 2007.

Each of the undersigned hereby grants to Bank a security interest in the Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

All advances made by the Bank to the undersigned pursuant to the Credit Facility Letter and all payments and prepayments made on account of the principal balance hereon may be recorded by the Bank on the schedule annexed hereto; provided, however, that the failure to make a notation shall not affect the obligation of each of the undersigned hereunder with respect to payments of principal or interest on this Note and provided, further, that Bank shall provide a written notice and photocopy of such notations simultaneously to Maker.

Each of the undersigned may only prepay an advance at the end of the applicable fixed period except as otherwise provided herein and except as otherwise provided under the provisions of paragraph 1 of Section III of the Amended and Restated Senior Lender Agreement dated as of ____________, 2007. In the event that the undersigned repays an advance on a day other than the last day of a fixed period, the undersigned shall promptly reimburse the Bank for all reasonably demonstrated losses and expenses incurred in liquidating or employing deposits obtained from third parties to make or maintain the advance or any part thereof. Amounts which are repaid may be re-borrowed, subject to the terms and conditions of the Credit Facility Letter.

This Note is the “Note” referred to in the “Credit Facility Letter” dated ___________, _______, and is one of the Single Pay Term Notes referred to in the Amended and Restated Senior Lending Agreement dated as of ____________, 2007, among each of the undersigned, the Bank, and certain other financial institutions.

EXPIRY DATE:__________	PIONEER FINANCIAL SERVICES, INC.
a Missouri Corporation (Maker)
By:

4700 Belleview, Suite 300
Kansas City, MO 64112
Tax Identification No. 44-0607504

Note No. ________

C-1

PIONEER SERVICES LENDING, INC. a Nevada Corporation (Subsidiary)	PIONEER MILITARY LENDING, INC. a Washington Corporation (Subsidiary)
By:	By:

PIONEER MILITARY LENDING OF NEVADA, INC. a Nevada Corporation (Subsidiary)	PIONEER MILITARY LENDING OF GEORGIA, INC. a Georgia Corporation (Subsidiary)
By:	By:

MILITARY ACCEPTANCE CORPORATION OF NEVADA a Nevada Corporation (Subsidiary)	MILITARY ACCEPTANCE CORPORATION, INC. a Nevada Corporation (Subsidiary)
By:	By:

PIONEER FUNDING, INC. a Nevada Corporation
By:

C-2

EXHIBIT D

PIONEER FINANCIAL SERVICES SUBSIDIARY LISTING

(Operating Subsidiaries)

as of the Effective Date

Pioneer Services Lending, Inc.

Pioneer Military Lending, Inc.

Pioneer Military Lending of Nevada, Inc.

Pioneer Military Lending of Georgia, Inc.

Military Acceptance Corporation of Nevada

Military Acceptance Corporation Inc.

Pioneer Funding, Inc.

D-1

EXHIBIT E

SECURED

SUBSIDIARY REVOLVING GRID NOTE

$______________________ and Interest	____________________, _______

PAYMENTS, DISBURSEMENTS AND INTEREST

FOR VALUE RECEIVED, the undersigned “Maker” promises to pay to the order of Pioneer Financial Services, Inc., a Missouri corporation, (hereinafter called “Lender”), at its main office, on demand, the principal sum of _______________________________ or such other lesser amount as shall be noted on the Schedule of Disbursements and Payments of Principal included herein or attached hereto pursuant to the authority set forth herein, together with interest on the unpaid principal balance hereof from time to time outstanding from date(s) of disbursement(s) until paid, at the rate of nine percent per annum with all interest calculated and payable monthly in arrears, based on the month-end balance. Unless Lender, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder. This note shall bear interest after maturity, whether by reason of acceleration or otherwise, at a rate of interest equal to two percent (2%) in excess of the rate stated above until paid in full, and such interest shall be compounded annually if not paid annually. Any part of the outstanding principal balance hereof may be paid prior to maturity and if less than the full amount due hereunder is paid, the undersigned may from time to time until maturity receive, but the Lender has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this Note; and provided further, that each and every disbursement made under this Subsidiary Revolving Grid Note shall be at the Lender’s sole discretion. In the event the undersigned pays any part of the principal balance hereof prior to maturity or, in accordance with the terms hereof, receives any additional disbursements of principal hereunder, the principal amount due hereunder shall presumptively be the last amount stated to be the Unpaid Principal Balance of Note on the Schedule of Disbursements and Payments of Principal, and the undersigned hereby authorize(s) the Lender to make notations on the Schedule of Disbursements and Payments of Principal (or Lender’s computer-generated grid) from time to time to evidence payments and disbursements hereunder.

COLLATERAL

The term “Collateral” as used herein includes (but without limitation) all of the property listed below now owned and hereafter acquired, all proceeds and products thereof, and all accessions thereto.

Description of Collateral: All cash, deposit accounts, notes receivable, accounts, accounts receivable, instruments, Assignment of Note Payments and Security Agreement, payment intangibles, reserve for loss and dealer reserve for loss.

GRANT OF SECURITY INTEREST

The Maker hereby grants to Lender a security interest in the Collateral and pledges and assigns the Collateral to Lender for the payment of all amounts due under this Note, and all renewals and extensions thereof, and for the payment of all other present and future obligations to the holder, direct or contingent, secured or unsecured, whether or not due, of Maker (all of which amounts and obligations are hereinafter referred to as “Secured Obligations”), and Lender may accordingly retain the Collateral or any part thereof as security after the payment of all amounts due under this Note. The Maker agrees to give to Lender upon Lender’s request, from time to time, such other and further security as Lender, in its sole discretion, may deem necessary or appropriate, such additional security to become “Collateral” under the provisions hereof.

RIGHTS RESPECTING COLLATERAL

After maturity, the holder may (1) transfer all or any part of the Collateral into the name of the holder hereof or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder; (2) notify the parties obligated on any of the Collateral to make payment to the holder hereof of any amounts due or to become due thereunder; (3) enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness secured thereby; (4) take control of any proceeds of the Collateral; (5) endorse any Collateral in the name of Maker whenever, in the opinion of the holder, such endorsement may facilitate the handling of, or realization upon, the Collateral, and an irrevocable power of attorney therefor is hereby granted to the holder hereof; however, any such action must comply fully with the Assignment of Note Payments and Security Agreement and the Senior Lending Agreement executed by Lender if holder is other than Lender.

The Maker hereby agrees to take any and all steps necessary to preserve any rights in the Collateral against prior parties and the holder hereof shall not be bound to take any such steps. Notwithstanding any other provisions herein, the Maker shall not give, transfer, sell, encumber or otherwise dispose of any of the Collateral, or any interest therein, without Lender’s advance written consent.

ACCELERATION AND EVENTS OF DEFAULT

Without limitation on the demand maturity of this Note, the holder may, without demand or notice of any kind, declare this Note and any other of the Secured Obligations immediately due and payable in full at any time that the holder deems itself insecure for any reason whatsoever in respect of any Secured Obligation. Upon the occurrence of any of the following events of default: (1) failure of Maker to pay or perform any other obligation of the Maker; (2) dissolution of, or termination of existence of the Maker; (3) the failure of the Maker to pay debts as they mature; (4) appointment of a receiver of or for any part of the property of the Maker, an assignment for the benefit of creditors by the Maker; or the commencement of any proceedings under bankruptcy or insolvency laws by or against the Maker then this Note and all other obligations of the Maker to the holder hereof shall immediately become due and payable in full without notice or demand; provided, however, that all such actions must be in accordance with the Amended and Restated Senior Lending Agreement dated as of ____________, 2007, among Lender and certain Banks therein listed if holder is other than Lender.

MISSOURI LAW

The interpretation of this instrument and the rights and remedies of the parties hereto shall be governed by the laws of the State of Missouri.

COLLECTION EXPENSES

To the extent permitted by applicable law, the undersigned agrees to pay all expenses of the holder in collecting this Note and enforcing rights respecting and realizing upon any of the Collateral, including reasonable attorneys’ fees.

NO WAIVERS

Any failure by the holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

HEADINGS

All headings or titles appearing in this Note are used as a matter of convenience only and shall not affect the interpretation of the provisions hereof.

ASSIGNMENT

Lender may assign this Note together with all Collateral and all rights hereunder without notice to or consent of the undersigned.

Dated: _________________________	________________________________________

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

EXHIBIT F

CREDIT FACILITY LETTER

The undersigned bank, as of the date hereof, expects to offer a maximum aggregate credit facility of ____________________ ($____________) during the next twelve (12) months to Pioneer Financial Services, Inc., a Missouri corporation, and certain subsidiaries which shall be subject to all terms and conditions of that certain Amended and Restated Senior Lending Agreement dated as of ________, 2007 (the “Agreement”). The terms hereof are hereby incorporated by reference into the Agreement, reference to which is made for a full statement of all terms thereof. The specific terms of the Credit Facility are as follows:

Lender:	_____________________________________________________

_____________________________________________________

_____________________________________________________

________________________________________________ (the “Bank”)

Borrower:	Pioneer Financial Services, Inc.

4700 Belleview, Suite 300

Kansas City, Missouri 64112 (the “Borrower”)

And certain Subsidiaries listed on Exhibit D to the Agreement

Drawings:

This Credit Facility is available through ________________, 20___ unless terminated earlier pursuant to the terms of the Agreement. All proceeds will be transmitted to a specified bank and account number for the Borrower and initially that will be UMB Bank, N.A., in Account No. 9801049275.

Facility:	Revolving Grid Note:
Revolving Grid Note Pricing:
Revolving Grid Note Maturity:
Amortizing Note(s) Funded:
Amortizing Note(s) Unfunded:
Amortizing Note(s) Pricing:
Single Pay Term Note Amount:
Single Pay Term Note Expiry Date:

We appreciate this opportunity to provide this statement of present expectations in support of your financial requirements. Your acceptance of any credit which may be extended by the undersigned constitutes a certification that all warranties and representations in Section II of the Agreement are true as of the date of the extension of any such credit and that no Borrower, as of such date, is in default under the terms of such Agreement. By delivery of this Credit Facility Letter to you, the undersigned does not commit or otherwise obligate itself to extend to you any credit described in the Credit Facility.

Bank Name

Dated:	By:
Name:
Title:

F-1

EXHIBIT G

PIONEER FINANCIAL SERVICES, INC.

a Missouri corporation

4700 Belleview, Suite 300, Kansas City, Missouri 64112

and certain Subsidiaries

Compliance Certificate for Amended and Restated Senior Lending Agreement

Dated as of ____________, 2007

Calculation Date: ______________________

REQUIREMENTS AND LIMITATIONS
	ACTUAL	PERMITTED
(1)	Senior Indebtedness/Tangible Net Worth	4.75 to 1
(2)	Senior Indebtedness/Net Receivable Ratio	80%
(3)	Loans or advances to stockholders, officers or employees	$50,000
(4)	Indebtedness of Any Branch Over $250,000	$250,000
	CAPITAL/RESERVE CALCULATION	REQUIRED
(1)	Consolidated capital stock, preferred stock, if any, and earned surplus of the company
(2)	Unpaid balance on “270-day” delinquent accounts
(3)	Good will and intangibles net of deferred income taxes
(4)	Subordinated Debt
(5)	Total Required Capital
(6)	Loan loss reserve
(7)	Dealer loss reserves
SUBTOTAL
Less: “90-day” recency delinquent accounts
Tangible Net Worth
(8)	Delinquency Adjusted Capital
(9)	Loan Loss Reserve/Net Receivables Ratio
INDEBTEDNESS CALCULATION
(1)	Short Term Notes due Bank
(2)	Short Term Notes due Affiliates
(3)	Short Term Notes due Others
(4)	Senior Term Notes
TOTAL SENIOR INDEBTEDNESS
TOTAL INDEBTEDNESS

G-1

I, the undersigned Chief Financial Officer of Pioneer Financial Services, Inc., hereby state that the above information is true and correct. I am not aware of any Event of Default on the above-referenced note that exists on the date this Certificate of Compliance is signed.

_____________________________________________	Dated: _________________________

Randy Opliger, Chief Financial Officer

G-2

EXHIBIT H

QUARTERLY CERTIFICATE

FOR THE CALENDAR QUARTER ENDED: _____________________

1.	EXECUTED REVOLVING GRID NOTES:

Bank	Maximum Amount Authorized	Principal Amount Outstanding	Note Numbers

2.	EXECUTED AMORTIZING NOTES:

Bank	Note No/Date	Original Principal Amount	Outstanding Principal Amount	Note Maturity Date

3.	AMORTIZING NOTES B UNFUNDED EXPECTED AVAILABILITY

Bank	Unfunded Amounts	Schedule

4.	EXECUTED SINGLE PAY TERM NOTES B UNFUNDED EXPECTED AVAILABILITY

Bank	Note No/Date	Principal Amount	Maturity Date	Amount of Unfunded Expected Availability

This certificate is executed this __________ day of ________________________, _________ pursuant to paragraph VIII(9) of that certain Amended and Restated Senior Lending Agreement dated as of ____________, 2007.

PIONEER FINANCIAL SERVICES, INC.
a Missouri corporation
for itself and certain Subsidiaries
By:
Name:
Title:

H-1

EXHIBIT I

FORM OF AMENDMENT TO

SENIOR LENDING AGREEMENT TO

ADD BANKS OR OTHER FINANCIAL INSTITUTIONS

Amendment No. ____ to Senior Lending Agreement

This Amendment to that certain Amended and Restated Senior Lending Agreement dated as of ____________, 2007, a copy of which is attached hereto (hereinafter referred to as the “Senior Lending Agreement”) is made as of ____________, 20____ by and between all banks or other financial institutions which are, as of the date hereof, parties to such Senior Lending Agreement; Pioneer Financial Services, Inc. (hereinafter referred to as “Pioneer”) certain of its Subsidiaries and __________________, a ________________ corporation with offices located at _____________________________________ (hereinafter referred to as “New Bank”).

WHEREAS, Pioneer has requested New Bank to extend credit to it and New Bank is willing to extend such credit; and

WHEREAS, Pioneer is prohibited from receiving credit from New Bank unless New Bank becomes a party to the Senior Lending Agreement; and

WHEREAS, New Bank desires to become a party to the Senior Lending Agreement.

NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between Pioneer, New Bank and all of the banks and financial institutions which are presently parties to the Senior Lending Agreement as follows:

1.            The Senior Lending Agreement is hereby amended pursuant to Section XI thereof to add New Bank as a party thereto on the eleventh (11th) business day following delivery by Pioneer of a copy hereof executed by both Pioneer and New Bank to each of the banks and financial institutions which are presently parties to the Senior Lending Agreement if none of the said banks or financial institutions objects to New Bank becoming a party to the Senior Lending Agreement.

2.            Upon the effective date hereof which shall be determined by paragraph 2 of Section XI of the Senior Lending Agreement, New Bank agrees to be bound by all terms and conditions of the Senior Lending Agreement and further agrees that all credit which is extended by New Bank to Pioneer shall be subject to all terms and agreements of the Senior Lending Agreement.

3.            Section I of the Senior Lending Agreement is hereby amended to add a new paragraph numbered ____ which shall state the following: “___________” shall mean _______________________ of ________________, __________________.”

4.            Paragraph 6 of Section I of the Senior Lending Agreement is hereby amended to add New Bank within the definition of “Banks”.

5.	Paragraph 1 of Section XIV of the Senior Lending Agreement is hereby amended to add the following:

“_______________________

________________________

________________________”.

6.            All terms of the Senior Lending Agreement, unless expressly amended hereby, shall remain in full force and effect as if this Amendment had not been adopted.

I-1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Senior Lending Agreement as of the day and year first above written.

PIONEER FINANCIAL SERVICES, INC.
a Missouri corporation
individually and on behalf of its Subsidiaries listed on Exhibit D to the Senior Lending Agreement

By:
Name:
Title:

[______________________________]

By:
Name:
Title:

I-2

EXHIBIT J

ASSIGNMENT OF NOTE PAYMENTS

AND SECURITY AGREEMENT

This Assignment of Note Payments and Security Agreement, is made as of this ____ day of ___________, 2007 by __________________ (“Assignor”) to Pioneer Financial Services, Inc. (“Assignee”).

In consideration of the outstanding indebtedness of Assignor to Assignee and future loans which may be made by Assignee to Assignor, this Assignment of Note Payments and Security Agreement is made to Assignee, and its successors and assigns, as security for the payment of all loans from Assignee to Assignor whether now or hereafter existing and for the performance and observance of all other obligations of the Assignor to the Assignee now existing or hereafter created. Assignor does hereby sell, assign, transfer and set over to Assignee, its successors and assigns, and grant a security interest to Assignee, its successors and assigns in all payments which are or may be due to Assignor from Assignor’s customers, whether or not any of such obligations are evidenced by a promissory note, together with all of Assignor’s rights to collect such payments at any time and from time to time hereafter, all promissory notes and other instruments payable to Assignor and all payment intangibles of Assignor. The acceptance of this Assignment of Note Payments and Security Agreement and the collection of the payments and obligations of Assignor’s customers shall not constitute a waiver of any rights of the Assignee to the Provisions of any note given by Assignor to Assignee or any other document given by Assignor to Assignee which evidences any obligation of Assignor to Assignee. After maturity, whether by acceleration or otherwise, of any note or other obligations of the Assignor to the Assignee, the Assignee, its successors or its assigns, may notify the customers of the Assignor which are obligated to make payments to the Assignor to make all such payments directly to the Assignee or to its successors or assigns, as the case may be. The Assignee, its successors and assigns, may enforce collection of any such payments by suit or otherwise and surrender, release or exchange all or any part of, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness of such customers and an irrevocable power of attorney therefor is hereby granted to the Assignee and each of its successors and assigns.

Assignee, its successors and assigns, shall not in any way be responsible for the failure of the Assignor to perform any of the Assignor’s obligations to its customers and Assignor hereby agrees to hold Assignee and its successors and assigns harmless from any such obligations, none of which are accepted by Assignee, its successors and assigns.

Assignor will, upon the request of Assignee or its successors or assigns, execute any and all other instruments and documents and do all other things necessary to further carry these presents into effect, to perfect the security interests granted herein and to accomplish any other purpose necessary or appropriate in connection with this Assignment of Note Payments and Security Agreement.

The payment obligations of Assignor’s customers to it and any and all notes or other documents evidencing the same shall not at any time be sold, assigned, transferred or set over by Assignor nor shall Assignor at any time allow the same to become subject to any lien or encumbrance except a lien or encumbrance in favor of Assignee or its successors or assigns or the banks and financial institutions which are parties to that certain Amended and Restated Senior Lending Agreement dated as of ____________, 2007, between the Assignee and such banks and financial institutions.

Upon request, Assignor agrees to deliver into the possession of Assignee all notes and other documents evidencing all obligations of its customers to Assignor. The enforcement and implementation, both presently and prospectively, of this Assignment of Note Payments and Security Agreement by Assignee, its successors and assigns, shall not, and Assignor hereby further covenants and agrees that the exercise of the rights of Assignee, its successors and assigns, under this Assignment of Note Payments and Security Agreement shall in no manner be dependent upon, affect, impair or restrict the rights of the Assignee, its successors and assigns, under any other document evidencing any obligations of Assignor to Assignee. This Assignment of Note Payments and Security Agreement, together with all of the covenants and warranties herein contained, shall inure to the benefit of the Assignee, its successors and assigns, and Assignee may unconditionally assign all of its rights under this Assignment of Note Payments and Security Agreement to any person or entity at any time without any prior notice to Assignor. Upon any assignment of the rights of Assignee hereunder to any person or

J-1

entity, any such person or entity receiving the assignment of all of Assignee’s rights hereunder shall be entitled to unconditionally exercise all rights of Assignee hereunder and receive all benefits which Assignee was previously entitled to receive hereunder.

This Assignment of Note Payments and Security Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same agreement.

This Assignment of Note Payments and Security Agreement shall be deemed to be made under and shall be interpreted under the laws of the State of Missouri and Assignee shall have all of the rights of a secured creditor under the Uniform Commercial Code as in effect now or hereafter in the State of Missouri.

IN WITNESS WHEREOF, Assignor has caused this Assignment of Note Payments and Security Agreement to be duly executed as of the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

The undersigned, Pioneer Financial Services, Inc., accepts the foregoing Assignment of Note Payments and Security Agreement on the terms and conditions stated therein as of this ____ day of ___________, 2007.

PIONEER FINANCIAL SERVICES, INC.
a Missouri corporation
(ASSIGNEE)
By:
Name:
Title:

Pioneer Financial Services, Inc. hereby assigns all of its rights hereunder as of this ____ day of ___________, 2007, to UMB Bank, N.A., as Agent of all banks and financial institutions which are parties to that certain Amended and Restated Senior Lending Agreement dated as of ____________, 2007.

PIONEER FINANCIAL SERVICES, INC.
a Missouri corporation

By:
Name:
Title:

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EXHIBIT K

OTHER SENIOR DEBT

NON-CONFORMING TO AMENDED AND RESTATED SENIOR LENDING AGREEMENT DATED AS OF THE EFFECTIVE DATE.

(Complete listing of financial institutions not adopting the Senior Lending Agreement.)

There is no other Senior Debt which is non-conforming to the Amended and Restated Senior Lending Agreement.

K-1

EXHIBIT L

MidCountry Bank, Pioneer Military Lending Division

LOAN SALE AND MASTER SERVICES AGREEMENT

This Loan Sale and Master Services Agreement (the “Agreement”) is between MidCountry Bank, through its Pioneer Military Lending Division (the “Bank”) and Pioneer Funding, Inc. (“Funding”) and the other affiliated entities which are signatories hereto (Funding and such other entities being collectively referred to as the “Customer”) is made effective as of June 1, 2007 (the “Effective Date”).

1. Overview

This Agreement states the terms and conditions by which the Bank will sell consumer loans to Funding and provide various services to the Customer. Additionally, Funding will purchase consumer loans and the Customer will receive various services provided by the Bank, including consumer loan servicing and retail installment contract servicing (collectively, the “Services”). This Agreement is intended to cover any and all Services requested by the Customer and provided by the Bank during the term of this Agreement.

2. Term of Agreement; Termination

(a) The term of this Agreement will begin on the Effective Date and will expire five years later; provided, however, on each anniversary of the Effective Date, the term hereof shall be extended automatically for an additional one-year period.

(b) Either party may terminate this Agreement upon not less than 180 days advance written notice to the other party and to UMB Bank, N.A., or its successor as Agent Bank under that certain Amended and Restated Senior Lending Agreement dated as of October 1, 2003, as amended as of May 31, 2007 (the “SLA”) between Pioneer Financial Services, Inc., UMB Bank, N.A. and other lenders. Any termination will not affect the Customer’s obligations to pay for Services provided during the remainder of the term.

(c) The Bank may also terminate this Agreement or suspend service upon 30 days notice to the Customer and to UMB Bank, N.A., or its successor as Agent Bank under the SLA in the event of (i) a payment default, or (ii) the Customer’s breach or failure to materially comply with any other obligation of the Customer under this Agreement and such breach or failure is not cured within 30 days after receipt of written notice of the same. The Customer may also terminate this Agreement if the Bank breaches any material term or condition of this Agreement and fails to cure such breach within 30 days after receipt of written notice of same.

3. Sale of Loans

The Bank will originate for sale to Funding military consumer loans (the “Loans”) made by the Bank in the ordinary course of business as previously conducted by Pioneer Financial Services, Inc. (“Pioneer”), one of the parties and its subsidiaries composing the Customer, and in accordance with (i) the Bank’s lending policy, and (ii) the continuing lending guidelines of

Pioneer, as both may be amended from time to time. Funding will have the exclusive right to purchase, and shall purchase, all of such Loans offered for sale by the Bank, and payment for such Loans shall be settled on a daily basis or on such other periodic basis as the parties may from time to time determine. The Bank may also originate for its own account loans which are not deemed to be military consumer loans made in the ordinary course of business as previously conducted by Pioneer and its subsidiaries.

4. Delivery of Services

During the term of this Agreement, the Bank shall provide to the Customer all of the Services, as more fully described in Exhibit A attached hereto and made a part hereof. The Customer agrees to accept and pay for the Services and for any additional Services which may be requested and provided pursuant to amendments to this Agreement.

5. Fees and Payment

The Customer will pay all fees due pursuant to Exhibit A as provided therein. Other Services may be billed on a monthly or other periodic basis. Any payment not received by the Bank within 5 business days of its due date will accrue interest at a rate of one and one-half percent (1.5%) per month, or the highest rate allowed by applicable law, whichever is lower. The Customer will be responsible for and will pay all taxes and similar fees now in force or enacted in the future imposed on the delivery of Services.

6. Duties of the Bank

The Bank will provide all of the Services in accordance with all applicable laws and regulations and such standards of service as generally prevail in the financial services industry. The Bank shall indemnify the Customer and hold the Customer harmless from and against any and all liability, damages, and costs, including reasonable attorney fees, resulting from the Bank’s failure to comply with the provisions of this Agreement.

7. Other Benefits to Certain Parties

In further consideration of the mutual benefits to the Bank and the Customer under this Agreement:

(a) Pioneer hereby grants the Bank for the period ending upon termination of this Agreement, unless otherwise extended as provided herein, (i) the non-exclusive rights to use the intellectual properties, including trade names and service marks, of Pioneer, and (ii) the right to use the Daybreak system and all hardware and software associated with it. Notwithstanding the foregoing, Pioneer shall retain all ownership rights.

(b) During the term hereof, the Customer hereby grants to the Bank the right to market additional products and services to the Customer’s borrowers. The Customer shall retain all other borrower relationship rights.

8. Rights of Third Party Beneficiary Upon Termination.

UMB Bank, N.A. and each successor to it, if any, as Agent Bank under the SLA (the “Agent Bank”) shall be deemed to be a third party beneficiary of this Agreement, including all amendments hereto and substitutions hereof.

Notwithstanding anything stated herein to the contrary, upon termination of this Agreement or default by Pioneer under the SLA if any Senior Debt, as defined in the SLA, shall be outstanding, the Bank agrees for itself and its successors and assigns, if any, upon the written request of the Agent Bank, to:

(a) perform loan maintenance and collection services on all notes securing Senior Debt, as defined in the SLA, for the Agent Bank for a service charge equal to one hundred ten percent (110%) of the Bank’s actual cost of providing such services as the Agent Bank may request, for the period commencing upon the earlier of (i) termination of this Agreement or (ii) the declaration of an event of default of Pioneer under the SLA by the Agent Bank and ending on the earlier of (iii) when all of the notes owned by Subsidiaries, as defined in the SLA, of Pioneer have been collected; (iv) collection efforts for such notes have been terminated at the direction of the Required Banks or (v) the Agent Bank, at the direction of the Required Banks, gives a written notice of termination to the Bank.

Upon request from time to time of the Agent Bank, but in no event not more than once in every twelve (12) month period commencing upon the date the Bank begins performing services hereunder for the Agent Bank, the Bank shall, upon the request of the Agent Bank, provide the Agent Bank with such information as it may reasonably request to determine the basis upon which the Bank has calculated its actual cost of providing services to the Agent Bank hereunder.

(b) transfer possession and use of the Daybreak system and all hardware and software associated with it and all documents, instruments and records pertaining to outstanding notes security Senior Debt, as defined in the SLA, to the Agent Bank or its designee at the expense of the Agent Bank, and allow the Agent Bank to employ or otherwise use the services of all of the Bank’s employees working in the Pioneer Military Lending division of the Bank and which are reasonably necessary, in the judgment of the Agent Bank, to service and collect outstanding notes securing Senior Debt to be employed by the Agent Bank or its designee; and/or

(c) to cooperate with the Agent Bank to the extent reasonably requested in the sale or transfer of all or any part of the outstanding notes securing Senior Debt to one or more third parties.

For purposes of this Section 8, Pioneer hereby agrees that all rights given to Bank in Section 7(a) hereof shall be given to the Agent Bank, or its designee including the Bank, for a period extending until all notes securing Senior Debt have been collected or, in the judgment of the Agent Bank, deemed to be uncollectible.

If the Bank performs loan maintenance and collection services at the request of the Agent Bank pursuant to Section 8(a) above, the Bank hereby agrees that the Agent Bank shall have the same indemnity protection which is provided the Customer in Section 6 hereof and the fees set forth in Exhibit A hereto shall not apply.

If the Agent Bank elects to proceed pursuant to Section 8(a) above, the Bank shall have no obligation to maintain the Daybreak system and hardware, software, documents, or instruments associated with it after such one (1) year period or such shorter period if the Agent Bank selects a shorter period, unless otherwise agreed in writing between the Bank and the Agent Bank. The Bank agrees to cooperate with the Agent Bank to effect a smooth transition of such services and the Daybreak system and related items described in the immediately preceding sentence to the Agent Bank or its designee at the end of the period described in the immediately preceding sentence.

9. Amendments.

Section 8 of this Agreement may not be amended except in writing with the written consent of UMB Bank, N.A. or its successor as Agent Bank under the SLA.

10. Miscellaneous.

The Bank shall not be deemed to be in default of any provision of this Agreement or be liable for any delay, failure of performance or interruption of the provision of Services to the Customer resulting, directly or indirectly, from any unforeseen event or force majeure. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of Nevada and applicable federal laws and regulations. Exclusive venue for all disputes arising out of or relating to this Agreement shall be the state and federal courts in Nevada and each party irrevocably consents to such personal jurisdictions and waives all objections thereto. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party. Neither party may sell, assign or transfer its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other party, and any attempted assignment or delegation without such consent will be void. All notices, demands, requests or other communications required or permitted under this Agreement shall be deemed given when delivered personally to the last known address of each party hereto, sent by facsimile to the last known address of each party hereto upon confirmation, sent and received by return receipt e-mail to the last known address of each party hereto, or upon receipt of delivery to the last known address of each party hereto of overnight mail. The Bank and the Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between the Bank and the Customer. Neither the Bank nor the Customer will have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent, except as otherwise expressly provided herein. Except as expressly provided in this Agreement, this Agreement may be changed only by a written document signed by authorized representatives of the Bank and the Customer.

The authorized officers of the Bank and the Customer hereby execute this Agreement as of the Effective Date.

MIDCOUNTRY BANK, BY AND THROUGH ITS PIONEER MILITARY LENDING DIVISION

BY:	/s/ David Hall, Vice President
Name and Title

PIONEER FINANCIAL SERVICES, INC.		PIONEER MILITARY LENDING, INC.

BY:	/s/ Randall J. Opliger, Treasurer	BY:	/s/ Randall J. Opliger, Treasurer
	Name and Title		Name and Title

PIONEER MILITARY LENDING OF NEVADA, INC.		PIONEER MILITARY LENDING OF GEORGIA, INC.

BY:	/s/ Randall J. Opliger, Treasurer	BY:	/s/ Randall J. Opliger, Treasurer
	Name and Title		Name and Title

MILITARY ACCEPTANCE CORPORATION OF NEVADA		MILITARY ACCEPTANCE CORPORATION, INC.

BY:	/s/ Randall J. Opliger, Treasurer	BY:	/s/ Randall J. Opliger, Treasurer
	Name and Title		Name and Title

PIONEER FUNDING, INC.		PIONEER SERVICES LENDING, INC.

BY:	/s/ Randall J. Opliger, Treasurer	BY:	/s/ Randall J. Opliger, Treasurer
	Name and Title		Name and Title

Exhibit A

Fees for Services

1.	Annual Relationship Fee

An annual fee of $32.00 for each loan and retail installment contract in the Customer’s portfolio on the last day of each fiscal year. The fee will be paid in equal monthly installments beginning on the 5th day after the Effective Date and on the 5th business day of each month thereafter. The fee for the partial first year will be prorated and based on the Customer’s portfolio on the day before the Effective Date. This fee will be adjusted annually on the basis of the annual increase or decrease in the Consumer Price Index.

2.	Loan Origination Reimbursement Fee

A fee of $35.00 for each loan (not including retail installment contracts) originated by the Bank and purchased by Funding. The fee will be paid at the time of loan purchase. This fee will be adjusted annually on the basis of the annual increase or decrease in the Bank’s FAS 91 cost analysis.

3.	Servicing Fee

A servicing fee in an amount equal to 8% of the outstanding principal balance of the Customers’ Loans serviced as of the last day of each month. The fee will be paid on or before the 5th business day of each month. The Bank will retain all ancillary revenue, including late charges and NSF fees. This fee will be adjusted annually on the basis of the annual increase or decrease in the Consumer Price Index.

EXHIBIT M

SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”), dated as of __________, 2007, is made by MidCountry Financial Corp., a Georgia corporation (the “Subordinated Creditor”), for the benefit of UMB Bank, N.A. and other lenders (the “Senior Lenders”) which are parties to that certain Amended and Restated Senior Lending Agreement dated as of _________, 2007, including all future amendments thereto, if any (the “SLA”), between the Senior Lenders and Pioneer Financial Services, Inc., a Missouri corporation (the “Borrower”) and certain of its subsidiaries.

The Borrower is now and hereafter may be hereafter indebted to the Senior Lenders on account of loans or the other extensions of credit or financial accommodations from the Senior Lenders to the Borrower.

The Subordinated Creditor has made or may make loans or grant other financial accommodations to the Borrower.

As a condition to making any loan or extension of credit to the Borrower, the Senior Lenders have required that the Subordinated Creditor subordinate the payment of the Subordinated Creditor’s loans and other financial accommodations to the payment of any and all indebtedness of the Borrower to the Senior Lenders outstanding at any time under the SLA. Assisting the Borrower in obtaining credit accommodations from the Senior Lenders and subordinating its interests pursuant to the terms of this Agreement are in the Subordinated Creditor’s best interests.

ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by the Senior Lenders for the benefit of the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor hereby agrees as follows:

1.            Definitions. As used herein, the following terms have the meanings set forth below:

“Borrower Default” means a default or event of default as defined in any agreement or instrument evidencing, governing, or issued in connection with the Senior Debt, under or pursuant to the SLA, as the same may hereafter be amended or supplemented from time to time.

“Collateral” means all collateral now or hereafter securing payment of the Senior Debt, including all proceeds thereof.

“Lien” means any security interest, pledge, lien, charge, encumbrance or analogous instrument or device, in, of or on any assets or properties of a person or entity, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Senior Debt” means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Senior Lenders under or pursuant to the SLA, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of the Borrower, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Subordinated Indebtedness” means all obligations arising under the Subordinated Note and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

“Subordinated Note” means the Borrower’s Promissory Note, dated as of __________________, 2007, payable to the order of the Subordinated Creditor in the original principal amount of $__________, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefor.

2.            Subordination. The payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of the Senior Debt; and regardless of any priority otherwise available to the Subordinated Creditor by law or by agreement, the Senior Lenders shall hold a first priority Lien in the Collateral, and any Lien claimed therein by the Subordinated Creditor shall be and remain fully subordinate for all purposes to the Lien of the Senior Lenders therein for all purposes whatsoever. The Subordinated Indebtedness shall continue to be subordinated to the Senior Debt even if the Senior Debt is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.

3.            Payments. Until all of the Senior Debt has been paid in full and the Senior Lenders have released their Lien in the Collateral, the Subordinated Creditor shall not, without the Senior Lenders’ prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from the Borrower in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness; provided, however, so long as an Event of Default has not occurred and is continuing under the SLA the Borrower may make regularly scheduled payments of interest on the Subordinated Indebtedness.

4.            Receipt of Prohibited Payments. If the Subordinated Creditor receives any payment on the Subordinated Indebtedness that the Subordinated Creditor is not entitled to receive under the provisions of this Agreement, the Subordinated Creditor will hold the amount so received in trust for the Senior Lenders and will forthwith turn over such payment to the Senior Lenders in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to then-existing Senior Debt (whether or not due), in such manner of application as the Senior Lenders may deem appropriate. If the Subordinated Creditor exercises any right of setoff which the Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, the Subordinated Creditor will promptly pay over to the Senior Lenders, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Subordinated Creditor fails to make any endorsement required under this Agreement, UMB Bank, N.A., acting as agent on behalf of the Senior Lenders, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Subordinated Creditor to make such endorsement in the Subordinated Creditor’s name.

5.            Action on Subordinated Indebtedness. The Subordinated Creditor will not commence any action or proceeding against the Borrower to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless the Senior Lenders shall so join) in bringing any proceeding against the Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to the Subordinated Creditor with respect to any such Collateral, unless and until the Senior Debt has been paid in full and the Senior Lenders have released their Lien in the Collateral.

6.	Action Concerning Collateral.

(a)          Notwithstanding any Lien now held or hereafter acquired by the Subordinated Creditor, the Senior Lenders may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to them with respect to the Borrower or the Collateral, all without notice to or consent of the Subordinated Creditor except as specifically required by applicable law. This Section 6(a) does not and is not intended to authorize the Subordinated Creditor to hold any Lien on all or any part of the Collateral.

(b)          The Senior Lenders shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Senior Lenders be deemed the Subordinated Creditor’s agent with respect to the Collateral. All proceeds received by the Senior Lenders with respect to any Collateral may be applied, first, to pay or reimburse the Senior Lenders for all costs and expenses (including reasonable attorneys’ fees) incurred by the Senior Lenders in connection with the collection of such proceeds, and, second, to any Senior Debt secured by the Senior Lenders’ Lien in that Collateral, in any order that it may choose.

7.            Bankruptcy and Insolvency. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of the Borrower, the Subordinated Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Borrower in respect of the Subordinated Indebtedness and will hold in trust for the Senior Lenders and promptly pay over to the Senior Lenders in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to the then-existing Senior Debt, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Senior Debt has been paid in full and the Senior Lenders’ Lien in the Collateral has been terminated. If the Subordinated Creditor shall fail to take any such action, UMB Bank, N.A., acting on behalf of the Senior Lenders, as attorney-in-fact for the Subordinated Creditor, may take such action on the Subordinated Creditor’s behalf. The Subordinated Creditor hereby irrevocably appoints UMB Bank, N.A., acting on behalf of the Senior Lenders, as the attorney-in-fact for the Subordinated Creditor (which appointment is coupled with an interest) with the power, but not the duty, to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Senior Lenders’ own names or in the name of the Subordinated Creditor as UMB Bank, N.A., acting on behalf of the Senior Lenders, may deem necessary or advisable for the enforcement of the agreements contained herein; and the Subordinated Creditor will execute and deliver to UMB Bank, N.A. such other and further powers-of-attorney or instruments as UMB Bank, N.A. may reasonably request in order to accomplish the foregoing. If the Senior Lenders desire to permit the use of cash collateral or to provide post-petition financing to the Borrower, the Subordinated Creditor shall not object to the same or assert that its interests are not being adequately protected.

8.            Restrictive Legend; Transfer of Subordinated Indebtedness. The Subordinated Creditor will cause the Subordinated Note and all other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and the Subordinated Creditor will mark its books conspicuously to evidence the subordination effected hereby. Attached hereto is a true and correct copy of the Subordinated Note bearing such legend. The Subordinated Creditor is the lawful holder of the Subordinated Note and has not transferred any interest therein to any other person. Without the prior written consent of the Senior Lenders, the Subordinated Creditor will not assign, transfer or pledge to any other person any of the Subordinated Indebtedness or agree to a discharge or forgiveness of the same.

9.            Continuing Effect. This Agreement shall constitute a continuing agreement of subordination, and the Senior Lenders may, without notice to or consent by the Subordinated Creditor, modify any term of the Senior Debt in reliance upon this Agreement. Without limiting the generality of the foregoing, the Senior Lenders may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor and without incurring responsibility to the Subordinated Creditor or impairing or releasing any of the Senior Lenders’ rights or any of the Subordinated Creditor’s obligations hereunder:

(a)	increase or decrease the principal amount of the Senior Debt;

(b)          change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Debt or any instrument evidencing the same in any manner;

(c)          sell, exchange, release or otherwise deal with any property at any time securing payment of the Senior Debt or any part thereof;

(d)          release anyone liable in any manner for the payment or collection of the Senior Debt or any part thereof;

(e)          exercise or refrain from exercising any right against the Borrower or any other person (including the Subordinated Creditor); and

(f)           apply any sums received by the Senior Lenders, by whomsoever paid and however realized, to the Senior Debt in such manner as the Senior Lenders shall deem appropriate.

The Subordinated Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the Senior Lenders’ remedies permitted by applicable law or agreement.

10.          No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Senior Lenders to make any future loans or other extensions of credit or financial accommodations to the Borrower.

11.          Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:

If to the Senior Lenders:
UMB Bank, N.A.
1010 Grand Boulevard
Kansas City, Missouri 64106
	Telecopier:	816-860-7143
	Attention:	Douglas F. Page Executive Vice President

If to the Subordinated Creditor
MidCountry Financial Corp

Telecopier:
Attention:

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) three (3) days after the date of posting if delivered by mail, or (iii) the date of transmission if delivered by confirmed telecopy.

12.          Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Senior Lenders and the Subordinated Creditor.

13.          No Waiver. No waiver shall be deemed to be made by the Senior Lenders of any of their rights hereunder unless the same shall be in writing signed on behalf of the Senior Lenders, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Senior Lenders or the obligations of the Subordinated Creditor to the Senior Lenders in any other respect at any time.

14.          Binding Effect; Acceptance. This Agreement shall be binding upon the Subordinated Creditor and the Subordinated Creditor’s legal representatives, successors and assigns and shall inure to the benefit of the Senior Lenders and their participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other Subordinated Creditor of the Borrower. Notice of acceptance by the Senior Lenders of this Agreement or of reliance by the Senior Lenders upon this Agreement is hereby waived by the Subordinated Creditor.

15.          Counterparts. This Agreement may be executed in one or more counterparts each of which when taken together shall constitute but one agreement.

16.          Facsimile Signatures. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

17.          Agent for Senior Lenders. The Subordinated Creditor hereby acknowledges and agrees that UMB Bank, N.A., or its successor, if any, as Agent Bank under the SLA, may act in all respects on behalf of any and all Senior Lenders at any time party to the SLA in connection with, concerning or with respect to any matter involving or pertaining to this Agreement.

18.          Miscellaneous. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

19.          Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Missouri. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Missouri in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in the City of Kansas City and County of Jackson, Missouri.

20.          Jury Trial Waiver. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the Subordinated Creditor has executed this Agreement as of the date and year first above-written.

MIDCOUNTRY FINANCIAL CORP., a Georgia corporation

By:
Name:
Title:
Accepted: UMB BANK, N.A., individually and on behalf of all Senior Lenders which are parties to the SLA
By:
Name:	Douglas F. Page
Title:	Executive Vice President

Dated: ______________________, 2007

ACKNOWLEDGMENT BY BORROWER

The undersigned, being the Borrower referred to in the foregoing Subordination Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Senior Lenders that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Senior Debt, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

PIONEER FINANCIAL SERVICES, INC., a Missouri corporation

By:
Name:
Title:

Dated:

EXHIBIT A

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION

AGREEMENT BY MIDCOUNTRY FINANCIAL CORP. IN FAVOR OF UMB BANK,

N.A. AND OTHER LENDERS DATED AS OF ______________, 2007

SUBORDINATED NOTE

$__,000,000.00	________ __, 2007
Macon, Georgia

FOR VALUE RECEIVED, the undersigned, PIONEER FINANCIAL SERVICES, INC., a ________ corporation (the “Borrower”), hereby promises to pay to MIDCOUNTRY FINANCIAL CORP., a Georgia corporation (the “Lender”), at its principal office located at 201 Second Street, Suite 950, Macon, Georgia 31201, in lawful money of the United States of America and in immediately available funds, the principal amount of ____________ Million Dollars ($__,000,000.00), and all accrued but unpaid interest thereon.

Interest on unpaid principal shall accrue at [trust preferred rate], and accrued interest shall be payable on the first day of each month, beginning ________, 2007. The principal amount hereof shall be due and payable in full on __________, ____. If any installment of interest or principal is not paid within ten (10) days of its due date, the Borrower shall pay to the Lender a late charge equal to five percent (5%) of the amount of such installment.

All payments and prepayments shall, at the option of the Lender, be applied first to any costs of collection, second to any late charges, third to accrued interest, and lastly to principal.

Time is of the essence hereof. In the event of default in the payment of any interest or principal hereunder, the Lender at its option and without further notice, demand, or presentment for payment to the Borrower, may declare immediately due and payable the principal and all accrued interest.

The Borrower agrees to pay all expenses of collection, including reasonable attorneys’ fees, if this Subordinated Note is collected by law or through an attorney at law.

The Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Subordinated Note.

The rights of the Lender hereunder are subordinate in all respects to the rights of the lenders under that certain Amended and Restated Senior Lending Agreement dated as of ____________, 2007, including all future amendments thereto, if any, between Pioneer Financial Services, Inc. and UMB Bank, N.A., and other lenders, the terms of such subordination being set forth in a Subordination Agreement of even date herewith between the Lender and UMB Bank, N.A. and other lenders.

This Subordinated Note has been delivered in Macon, Georgia, and shall be governed by and construed under the laws of the State of Georgia.

IN WITNESS WHEREOF, the Borrower, intending to be legally bound hereby, has duly executed this Subordinated Note on the date first written above.

PIONEER FINANCIAL SERVICES, INC.

By:
[Name and Corporate Title]

EXHIBIT P

SECURITY AGREEMENT

This Security Agreement, is made as of this _____ day of ___________, 2007, by _______________________________ (“Assignor”) to UMB Bank, N.A. (“Assignee”) as Agent of all banks and financial institutions which are parties to that certain Amended and Restated Senior Lending Agreement dated as of ___________, 2007 described below.

In consideration of the outstanding indebtedness of Assignor to Pioneer Financial Services, Inc. and certain of its subsidiaries (“Pioneer”) and future loans which may be made by Assignee or any Bank (as defined below) to Pioneer, some of the proceeds of which will be used to fund the operations of Assignor, this Security Agreement is made to Assignee, and its successors and assigns, as security for the payment of all loans made to Pioneer by Assignee and all other banks and financial institutions (the “Banks”) which are parties to that certain Amended and Restated Senior Lending Agreement dated as of _____________, 2007, by and among Pioneer, Assignee and the Banks, whether now or hereafter existing and for the performance and observance of all other obligations of Pioneer to the Assignee and the Banks now existing or hereafter created. Assignor does hereby sell, assign, transfer and set over to Assignee, its successors and assigns, and the Banks and grant a security interest to Assignee, its successors and assigns and the Banks in all payments which are or may be due to Assignor from Assignor’s customers, whether or not any of such obligations are evidenced by a promissory note, together with all of Assignor’s rights to collect such payments at any time and from time to time hereafter, all promissory notes and other instruments payable to Assignor and all payment intangibles of Assignor, all cash, deposit accounts, notes receivable, accounts, accounts receivable, reserves for loss and dealer reserves for loss of Assignor. The acceptance of this Security Agreement and the collection of the payments and obligations of Assignor’s customers shall not constitute a waiver of any rights of the Assignee to the provisions of any note given by Assignor to Pioneer or any other document given by Assignor to Pioneer which evidences any obligation of Assignor to Pioneer. After maturity, whether by acceleration or otherwise, of any note or other obligations of Pioneer to Assignee, the Assignee, its successors and its assigns, as Agent for the Banks, may notify the customers of the Assignor which are obligated to make payments to the Assignor to make all such payments directly to the Assignee or to its successors or assigns as the case may be. The Assignee, its successors and assigns, as Agent for the Banks, may enforce collection of any such payments by suit or otherwise and surrender, release or exchange all or any part of, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness of such customers and an irrevocable power of attorney therefor is hereby granted to the Assignee and each of its successors and assigns, as Agent for the Banks.

Assignee, its successors and assigns, shall not in any way be responsible for the failure of the Assignor to perform any of the Assignor’s obligations to its customers and Assignor hereby agrees to hold Assignee and its successors and assigns harmless from any such obligations, none of which are accepted by Assignee, its successors and assigns.

Assignor will, upon the request of Assignee or its successors or assigns, execute any and all other instruments and documents and do all other things necessary to further carry these presents into effect, to perfect the security interests granted herein and to accomplish any other purpose necessary or appropriate in connection with this Security Agreement.

The payment obligations of Assignor’s customers to it and any and all notes or other documents evidencing the same shall not at any time be sold, assigned, transferred or set over by Assignor except to Pioneer, Assignee and its successors and assigns and the Banks nor shall Assignor at any time allow the same to become subject to any lien or encumbrance except a lien or encumbrance in favor of Assignee or its successors or assigns, Pioneer and the Banks.

Upon request, Assignor agrees to deliver into the possession of Assignee all notes and other documents evidencing all obligations of its customers to Assignor. The enforcement and implementation, both presently and prospectively, of this Security Agreement by Assignee, its successors and assigns, shall not, and Assignor hereby further covenants and agrees that the exercise of the rights of Assignee, its successors and assigns, under this Security Agreement shall in no manner be dependent upon, affect, impair or restrict the rights of the

P-1

Assignee, its successors and assigns, under any other document evidencing any obligations of Assignor or Pioneer to Assignee and the Banks. This Security Agreement, together with all of the covenants and warranties herein contained, shall inure to the benefit of the Assignee, its successors and assigns, and the Banks, and Assignee may unconditionally assign all of its rights under this Security Agreement to any person or entity at any time without any prior notice to Assignor. Upon any assignment of the rights of Assignee hereunder to any person or entity, any such person or entity receiving the assignment of all of Assignee’s rights hereunder shall be entitled to unconditionally exercise all rights of Assignee hereunder and receive all benefits which Assignee was previously entitled to receive hereunder.

This Security Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same agreement.

This Security Agreement shall be deemed to be made under and shall be interpreted under the laws of the State of Missouri and Assignee shall have all of the rights of a secured creditor under the Uniform Commercial Code as in effect now or hereafter in the State of Missouri.

IN WITNESS WHEREOF, Assignor has caused this Security Agreement to be duly executed as of the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

The undersigned, UMB Bank, N.A., as Agent for the Banks, accepts the foregoing Security Agreement on the terms and conditions stated therein as of this _______ day of _____________, 2007.

UMB BANK, N.A.
(ASSIGNEE)

By:
Name:
Title:

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I.	DEFINITIONS	3
II.	REPRESENTATIONS AND WARRANTIES	10
III.	EXTENSIONS OF CREDIT	12
IV.	CONDITIONS TO EXTENSIONS OF CREDIT	16
V.	NEGATIVE PLEDGE, COLLATERAL AND CONDITIONAL COLLATERAL	18
VI.	PERFORMANCE EVENT	21
VII.	AGENT BANK	22
VIII.	COVENANTS OF PIONEER	24
IX.	FINANCIAL INFORMATION	27
X.	AGREEMENT AMONG BANKS	28
XI.	AMENDMENT AND ADDITION OF OTHER BANKS	30
XII.	ACCELERATION	32
XIII.	OPINION OF COUNSEL	33
XIV.	GENERAL	34